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As filed pursuant to Rule 424(b)(5)
under the Securities Act of 1933
Registration No. 333-152875

        Prospectus Supplement
(To Prospectus dated August 8, 2008)

OCCIDENTAL PETROLEUM CORPORATION

Medium-Term Senior Notes, Series D
Medium-Term Subordinated Notes, Series A
due Nine Months or More from Date of Issue

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  We will offer notes from time to time and specify the terms and conditions of each issue of notes in a pricing supplement.

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  The notes will be our senior or subordinated unsecured debt securities.

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  The notes will have stated maturities of nine months or more from the date they are originally issued.

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  The notes will be denominated in U.S. dollars or in one or more foreign currencies or currency units.

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  The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or other denominations specified in the applicable note.

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  The notes may bear interest at fixed or floating rates or may not bear any interest. If the notes bear interest at a floating rate, the floating rate may be based on one or more indices or formulas, plus or minus a fixed amount or multiplied by a factor.

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  We will specify whether the notes can be redeemed or repurchased before their maturity and whether they are subject to mandatory redemption, redemption at our option or repurchase at the option of the holder of the notes.

        Investing in the notes involves risks. See "Risk Factors" on Page S-2 of this prospectus supplement and in our most recent annual report on Form 10-K, which is incorporated by reference in the accompanying prospectus, as well as in any of our subsequently filed quarterly or current reports that are incorporated by reference in the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        Unless otherwise indicated in the applicable pricing supplement, the notes will be offered at a public offering price of 100% of the principal amount, the agents' discounts or commissions will be between 0.125% and 0.750% of the principal amount and the proceeds, before expenses, to us will be between 99.250% and 99.875% of the principal amount.

        We may sell the notes to one or more agents, including the agents listed below, as principals for resale at varying or fixed offering prices or through one or more agents, including the agents listed below, as agents using their best efforts on our behalf. We may also sell the notes without the assistance of agents (whether acting as principal or agent).

Banc of America Securities LLC
Barclays Capital
Citi
Credit Suisse
JPMorgan

The date of this prospectus supplement is August 8, 2008.

        No action has been or will be taken in any jurisdiction by us or by any agent that would permit a public offering of the notes or the possession or distribution of this prospectus supplement, the accompanying prospectus or any related pricing supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than the United States. Unless otherwise expressly stated or the context otherwise requires, references to "dollars," "$" and other similar references in this prospectus supplement, the accompanying prospectus and any related pricing supplements and free writing prospectuses are to U.S. dollars.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS

        Unless otherwise stated or the context otherwise requires, the terms "Occidental," "we," "us," "our," and "the Company" refer to Occidental Petroleum Corporation and not any of our subsidiaries or any agents.

        We may use this prospectus supplement, together with the accompanying prospectus and a pricing supplement, to offer from time to time our Medium-Term Senior Notes, Series D or our Medium-Term Subordinated Notes, Series A. This prospectus supplement updates and supplements the description of the senior debt securities and subordinated debt securities contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

        Each time we issue notes, we will deliver a pricing supplement with this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement and the accompanying prospectus. We may also issue one or more free writing prospectuses in connection with the offering or issuance of any notes, which also may add, update or change information in this prospectus supplement and the accompanying prospectus. Any information in the pricing supplement or any such free writing prospectus, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement or the accompanying prospectus will apply and will supersede the information in this prospectus supplement or in the accompanying prospectus, as applicable.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any applicable pricing supplement and any applicable free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, and the information contained in any document incorporated by reference in the accompanying prospectus is accurate only as of the date of such document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should read carefully this prospectus supplement, the accompanying prospectus, any applicable pricing supplement and any applicable free writing prospectus, together with any additional information described under the heading "Where You Can Find More Information" in the accompanying prospectus, before you make your investment decision.

RISK FACTORS

        Your investment in the notes involves certain risks. In consultation with your financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks, as well as the risks described under the caption "Risk Factors" and elsewhere in our most recent annual report on Form 10-K, which is incorporated by reference in the accompanying prospectus, as well as in any of our subsequently filed quarterly or current reports that are incorporated by reference in the accompanying prospectus, before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of the notes or financial matters generally.

Principal and interest payments on notes indexed to interest rate, currency or other indices or formulas may vary substantially.

        If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include, but are not limited to, the possibility of:

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  significant changes in the prices of the assets underlying the index; and

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  significant changes in economic or other measures making up the relevant index.

        These changes would result in fluctuation of the indices or formulas and a possibility that you will receive a lower or no amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified accordingly. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to prices that are published solely by third parties or entities which are not regulated by the laws of the United States. In addition, such third parties or entities typically reserve the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note that is linked to the index.

        An index may become unavailable due to events such as war, natural disasters, cessation of publication of the index or a suspension of, or disruption in, trading in the currency or currencies or other financial instrument or instruments comprising or underlying the index. If an index becomes unavailable, we may delay determining the amount payable on an indexed note or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

        Indexed notes may be linked to indices that are not commonly used or have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying rates, currencies or other financial instruments may be limited, which could increase the volatility of these indices and decrease the value of or return on the related indexed notes. Certain additional risks relating to an investment in notes that are indexed to currencies other than U.S. dollars are discussed in the following risk factor.

        If we issue an indexed note, we may include historical information about the relevant index in the applicable pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends or fluctuations in, the relevant index that may occur in the future.

        The risk of loss from linking principal, premium, if any, or interest, if any, on indexed notes to an index may be substantial. You should consult your financial and legal advisers as to the risks of an investment in indexed notes.

An investment in notes denominated in, or indexed to, a currency other than U.S. dollars entails special risks relating to exchange rates and exchange controls.

        An investment in a note denominated in, or indexed to, a currency other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and such currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments, such as intervention by a country's central bank, imposition of regulatory controls or taxes, issuing a new currency to replace an existing currency or altering the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Depreciation of the currency in which a note is denominated or payable against the U.S. dollar would result in a decrease in the effective yield of such note (on a U.S. dollar basis) below its coupon rate and, in certain circumstances, could result in a loss to you on a U.S. dollar basis. There will be no adjustment or change in the terms of the foreign currency notes or currency indexed notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments occur that affect the U.S. dollar or any applicable currency.

We may engage in hedging activities that could adversely affect the value of an indexed note.

        In order to hedge an exposure on a particular indexed note, we may enter into transactions involving the rates, currencies or other financial instruments that underlie the index for that note, or derivative instruments, such as options, on those rates, currencies or other financial instruments. Transactions of this kind could affect the value of the indexed note in a manner adverse to you, as an investor.

The unavailability of currencies may result in a substantial loss to you as a result of currency fluctuations.

        Unless otherwise specified in the applicable note, if any payment on a note is required to be made in a currency other than U.S. dollars and that currency is:

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  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

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  no longer used by the government of the country issuing that currency; or

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  no longer used for the settlement of transactions by public institutions of or within the international banking community;

then such payment will be made in U.S. dollars until that currency is again available or so used. The amounts so payable on any date in that currency will be converted to U.S. dollars on the basis of the exchange rate described under "Description of the Notes—Payments on the Notes" as of the second Business Day (as defined below) preceding that date or, if such exchange rate is unavailable, the most recently available exchange rate or as otherwise specified in the applicable note. Exchange rates can vary substantially from time to time. Any payment on that note made under those circumstances in U.S. dollars will not constitute an event of default under the indenture under which that note was issued.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable note.

Judgments in a foreign currency may result in a substantial loss to you.

        The notes will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. Under the New York Judiciary Law, any judgment or decree in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation, and any such judgment or decree awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. The exchange rate on the date of the entry of the judgment or decree could be more or less favorable than the exchange rate on the date the judgment or decree is paid.

Redemption may adversely affect your return on your investment.

        If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, redeem your notes. Redemption may occur at times when prevailing interest rates are relatively low. Accordingly, in that event you generally would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes being redeemed.

There may be no trading market for your notes; many factors affect the trading value of your notes.

        Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for your notes will ever develop, or be maintained if developed. Many factors independent of our creditworthiness may affect the trading value of your notes. These factors include:

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  the complexity and volatility of the index or formula applicable to the notes;

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  the method of calculating the principal, premium and interest in respect of the notes;

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  the time remaining to the maturity of the notes;

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  the outstanding amount of the notes;

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  the redemption features of the notes;

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  the amount of other securities linked to the index or formula applicable to the notes; and

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  the level, direction and volatility of market interest rates generally.

        There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, because some notes may be designed for specific investment objectives or strategies, such notes will have a more limited trading market and may experience more price volatility. You should not purchase notes unless you understand, and know you can bear, the related investment risks.

Credit ratings may not reflect all risks of an investment in the notes.

        The credit ratings on our Medium-Term Notes issuable from time to time will be an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in the notes' credit ratings will generally affect their market value. The credit ratings, however, do not reflect the potential impact of all risks related to the notes.

There may be certain tax consequences of holding the notes.

        You are urged to consult with your tax advisor regarding the United States federal income, state, local and foreign tax consequences of acquiring, holding and disposing of the notes. For more information, please read the section below described under the heading "Certain United States Federal Income Tax Considerations."

DESCRIPTION OF THE NOTES

        We may issue the notes as a series of senior debt securities (the "senior notes") under the Indenture, dated as of April 1, 1998, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee, as amended by the Third Supplemental Indenture to Senior Indenture and Subordinated Indenture, dated as of August 8, 2008, between us and the trustee (the "senior indenture"), or as a series of subordinated debt securities (the "subordinated notes" and, together with the senior notes, the "notes") under the Indenture, dated as of January 20, 1999, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee, as amended by the Third Supplemental Indenture to Senior Indenture and Subordinated Indenture, dated as of August 8, 2008, between us and the trustee (the "subordinated indenture" and, together with the senior indenture, the "indentures").

        The following summary of certain terms of the notes and of each of the indentures is not complete and is qualified in its entirety by reference to the indentures. The indentures have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. The summary supplements and, to the extent it is inconsistent, replaces the description of the senior debt securities, the subordinated debt securities and the indentures in the accompanying prospectus. The senior notes are referred to as "senior debt securities" in the accompanying prospectus and the senior indenture is referred to as the "Senior Indenture." The subordinated notes are referred to as "subordinated debt securities" in the accompanying prospectus and the subordinated indenture is referred to as the "Subordinated Indenture."

        The following description of notes will apply unless otherwise specified in an applicable pricing supplement.

Terms of the Notes

        The senior notes will be our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated notes will be our unsecured general obligations and will be contractually subordinate and junior to all of our Senior Indebtedness (as defined in the Subordinated Indenture or an amendment or supplement thereto). Substantially all of our operations are conducted through our subsidiaries. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries (and your consequent right to participate in those assets) is subject to the claims of that subsidiary's creditors. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be subject to any security interests in the assets of that subsidiary and to any indebtedness or other liabilities of that subsidiary senior to our claims. Accordingly, both the senior notes and subordinated notes are effectively subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. In addition, our subsidiaries have obligations, including operating leases and other commitments and obligations in connection with transactions with unconsolidated entities, which, in accordance with generally accepted accounting principles, are not recorded on our consolidated balance sheet but rather are disclosed in our most recent annual report on Form 10-K and quarterly report on Form 10-Q under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to our financial statements. These obligations generally are also effectively senior to the notes.

        The senior notes offered hereby are a series of senior debt securities under the senior indenture and the subordinated notes offered hereby are a series of subordinated debt securities under the subordinated indenture. We may, from time to time, without the consent of the holders of any series of the notes, provide for the issuance of additional senior notes and additional subordinated notes that are part of the same series as the senior notes and subordinated notes, respectively, offered hereby, other senior debt securities or other subordinated debt securities under the indentures (or otherwise). There is no limitation under the indentures on the amount of notes of either such series (or other debt securities) that we may issue.

        The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by us. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable note. Notes may be issued at significant discounts from their principal amount payable at stated maturity, or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repurchase at the option of the holder or otherwise (the stated maturity date or any prior date, as the case may be, is referred to as a "Maturity"). Some notes may not bear interest.

        Unless otherwise indicated in the applicable note, the notes will be denominated in U.S. dollars and we will make payments of principal of, and premium, if any, and interest on, the notes in U.S. dollars.

        Interest rates, interest rate formulae and other variable terms of the notes are subject to change by us from time to time, but no change will affect any note already issued or as to which we have accepted an offer to purchase.

        We will issue each note in fully registered book-entry form or certificated form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable note. Notes in book-entry form may be transferred or exchanged only through a participating member of the depositary. The initial depositary with respect to any note in book-entry form will be The Depository Trust Company, also known as DTC, or any other depositary as is identified in the applicable note. See "—Book-Entry Notes." Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the indentures not involving any transfer.

Payments on the Notes

        We will make payments of principal of, and premium and interest, if any, on notes in book-entry form through the trustee to the depositary or its nominee in accordance with the applicable policies of the depositary as in effect from time to time. See "—Book-Entry Notes."

        In the case of notes in certificated form, we will make payment of principal, premium, if any, and interest at the Maturity of each note in immediately available funds upon presentation of the note and, in the case of any repurchase on an optional repurchase date, upon submission of a duly completed election form if and as required by the provisions described below, at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or at any other place in the Borough of Manhattan designated by us. Payment of interest due on notes in certificated form other than at Maturity will be made at the corporate trust office of the trustee (or at any other place in the Borough of Manhattan designated by us) or, at our option, may be made by check mailed to the address of the person entitled to receive payment as the address shall appear in the security register or by wire transfer. Notwithstanding the immediately preceding sentence, a holder of $1,000,000 (or the equivalent thereof in a Specified Currency) or more in aggregate principal amount of notes in certificated form having the same interest payment dates will, at such holder's option, be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Any wire instructions received by the trustee shall remain in effect until revoked by the holder.

        Unless otherwise specified in the applicable note, if a note is denominated in a currency other than U.S. dollars (a "Specified Currency"), we will make all payments in respect of that note in U.S. dollars in the manner and on the terms described below. However, unless otherwise specified in the applicable note, a beneficial owner of notes in book-entry form or the holder of certificated notes, as the case may be, that are denominated in a Specified Currency may elect to receive all or a portion of any payment in respect thereof in the Specified Currency by notifying, in the case of notes in book-entry form, the depositary participant through which its interest is held or, in the case of certificated notes, the trustee at its office in the Borough of Manhattan, The City of New York, or at such other place as the we may designate, on or before the applicable regular record date, in the case of a payment of interest (other than interest payable at Maturity) and on or before the sixteenth day, whether or not a Business Day, before the applicable Maturity, in the case of principal, premium and interest payable at Maturity, of the election by the beneficial owner or holder, as the case may be, to receive all or a portion of any payment in the Specified Currency. In the case of notes in book-entry form, the depositary participant must notify the depositary of any election on or before the third day, whether or not a Business Day, after the regular record date or on or before the twelfth day, whether or not a Business Day, prior to the applicable Maturity, as the case may be. The depositary or, in the case of certificated notes, the trustee, will notify the paying agent of the election on or before the fifth Business Day after the regular record date or on or before the tenth day, whether or not a Business Day, prior to the applicable Maturity, as the case may be. If complete instructions, including wire transfer instructions for an account maintained in the applicable Specified Currency at a bank designated by the payee and acceptable to us and the trustee, are received on or before the relevant dates, the beneficial owner or the holder, as the case may be, will receive payments in the Specified Currency. Such election will remain in effect until revoked by written notice to the trustee received not later than 15 days prior to the applicable payment date. However, notwithstanding the election by the holder or beneficial owner to receive payment in the Specified Currency, our obligation to make payments on the notes in such Specified Currency will be suspended and we will be entitled to make payments on the notes in U.S. dollars on the terms and under the circumstances described below.

        Unless otherwise specified in the applicable note, if a note is denominated in a Specified Currency then, unless the holder or the beneficial owner, as the case may be, has elected to receive payments in such Specified Currency as described above, the amount of any U.S. dollar payment to be made in respect of that note will be determined by us or the exchange rate agent based on the highest firm bid quotation expressed in U.S. dollars received by us or the exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such bid is quoted on such date, the last date on which such bid was quoted) from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York selected by the exchange rate agent (one or more of which may be agents or their affiliates and another of which may be the exchange rate agent or its affiliate) for the purchase by the quoting dealer of the Specified Currency for U.S. dollar settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all notes denominated in such Specified Currency (other than notes which are payable in the Specified Currency on such date as a result of an election by the holders). All currency exchange costs will be borne by the holders of those notes by deductions from those payments. If no such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, in which case payment will be made as described in the next paragraph. The exchange rate agent shall be appointed by us and initially shall be The Bank of New York Mellon Trust Company, N.A.

        Unless otherwise specified in the applicable note, if any payment in respect of a note is required to be made in a Specified Currency and such Specified Currency is:

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  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

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  no longer used by the government of the country issuing that Specified Currency; or

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  no longer used for the settlement of transactions by public institutions of or within the international banking community;

then such payment shall be made in U.S. dollars until such Specified Currency is again available or so used. The amount so payable on any date in such Specified Currency shall be converted into U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency, as certified for customs purposes (or, if not certified, as otherwise determined) by the Federal Reserve Bank of New York (the "Market Exchange Rate") as of the second Business Day preceding that day, or if such Market Exchange Rate is unavailable, on the basis of the most recently available Market Exchange Rate for such Specified Currency, or as otherwise indicated in the applicable note. Any payment made under these circumstances in U.S. dollars will not constitute an Event of Default or default under either Indenture.

        In the event of an official redenomination of the Specified Currency of a note (other than as a result of the European Economic and Monetary Union, but including, without limitation, an official redenomination of any such Specified Currency that is a composite currency), our obligation with respect to payments on such note shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of the redenominated currency representing the amount of such obligation immediately before that redenomination. Unless otherwise specified in the applicable note, a note will not provide for any adjustment to any amount payable thereon as a result of any change in the value of the Specified Currency in which that note is denominated or payable relative to any other currency due solely to fluctuations in exchange rates or any redenomination of any component currency of any composite currency (unless the composite currency is itself officially redenominated).

        "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to notes denominated in a Specified Currency, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency or, if the Specified Currency is Euros, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business; provided, further, that, with respect to notes as to which LIBOR (as defined below) is an applicable Interest Rate Basis (as defined below), the day must also be a London Business Day (as defined below).

        "Principal Financial Center" means, unless otherwise specified in the applicable note:

  (1)
  the capital city of the country issuing the Specified Currency (which term, for purposes of this definition, shall include U.S. dollars); or

  (2)
  with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the capital city of the country to which the LIBOR Currency (as defined below) relates;

except, in each case, that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs the "Principal Financial Center" will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

        "LIBOR Currency" means the currency specified in the applicable note as to which LIBOR will be calculated or, if no currency is specified in the applicable note, U.S. dollars.

        "London Business Day" means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, in London.

Differing Terms

        We may offer notes with differing interest rates depending upon, among other things, the aggregate principal amount of notes purchased in any transaction. We may concurrently offer notes with similar variable terms but different interest rates at any time. We may also concurrently offer notes having different variable terms to the same or different investors.

Redemption at our Option

        Unless otherwise specified in the applicable note, the notes will not be subject to any sinking fund. We may redeem a note, in whole or from time to time in part, at our option prior to its stated maturity only if a redemption date is specified in the note. If so indicated in the applicable note, we may redeem such note at our option on any date on and after the initial redemption date specified in such note at a redemption price described below together with interest on the principal of such note payable to, but not including, the redemption date. Unless otherwise specified in the applicable note, notice of any redemption shall be not more than 60 nor less than 30 days before the redemption date. Unless otherwise specified in the applicable note, we will redeem the notes in integral multiples of $1,000 in principal amount; provided that any remaining principal amount will be an authorized denomination of the applicable notes. Unless otherwise specified in the applicable note, the redemption price of a note will initially mean a percentage, the "initial redemption percentage," specified in that note of the principal amount of such note to be redeemed and shall decline at each anniversary of the initial redemption date by a percentage, specified in that note, of the principal amount to be redeemed until the redemption price is 100% of the unpaid principal amount to be redeemed. If less than all of the notes of like tenor and terms are to be redeemed, the notes to be redeemed and the holders thereof shall be selected by the trustee by such method as the trustee shall deem fair and reasonable.

Repurchase at the Option of the Holder

        If so indicated in the applicable note, we will repurchase the note, in whole or in part, at the option of the holder of the note on any repurchase date specified in the note. If no repurchase date is indicated in a note, the note will not be subject to repurchase at the option of the holder before its stated maturity. Unless specified in the applicable note, any repurchase in part will be in integral multiples of $1,000 in principal amount; provided that any remaining principal amount will be an authorized denomination of the applicable note. The repurchase price for any note so repurchased will be equal to the applicable repurchase price specified in the note, together with interest on the principal of the applicable note payable to, but not including, the date of repurchase. For any note to be repurchased, the trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other place of payment in the Borough of Manhattan designated by us for such purpose, not more than 60 nor less than 30 days before the optional repurchase date:

  •
  in the case of a note in certificated form, the note (with, if we or the trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to us and the trustee duly executed by, the holder thereof or such holder's attorney duly authorized in writing) and the form attached thereto entitled "Option to Elect Repurchase" duly completed; or

  •
  in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the note to the depositary, forwarded by the depositary to the applicable trustee.

Notices of elections from a holder to exercise the repurchase option must be received by the trustee by 5:00 p.m., New York City time, on the last day for giving notice. Exercise of the repurchase option by the holder of a note will be irrevocable.

        Only the depositary may exercise the repurchase option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of the notes in book-entry form represented by global securities repurchased must instruct the depositary participant through which they own their interest to direct the depositary to exercise the repurchase option on their behalf by forwarding the repurchase instructions to the trustee as discussed above. By doing so, each beneficial owner will cause the depositary participant through which it owns its interest to transfer its interest in the global securities representing the related notes in book-entry form, on the depositary's records, to the trustee. In order to ensure that the instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different depositary participants may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the depositary participants through which they own their interests for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repurchase will be irrevocable. See "—Book-Entry Notes."

        We will not be required to (1) issue, register the transfer of or exchange any note with a repurchase option during a period beginning at the opening of business 15 days before the first date any notice to exercise a repurchase option may be delivered to the trustee and ending at the close of business on the last date a notice to exercise a repurchase option may be delivered to the trustee or (2) register the transfer of or exchange any note, in whole or part, if a notice to exercise a repurchase option has been delivered to the trustee, except the portion of any such note for which the notice to exercise a repurchase option has not been delivered to the trustee.

        If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder and any other securities laws or regulations in connection with any repurchase at the option of the holder.

        We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Reopening of Issue

        We may from time to time, without the consent of the existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as previously issued notes in all respects, except for issue date, issue price and the first payment of interest. Additional notes issued in this manner will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

Interest

        Each note will bear interest from the date of original issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula stated in the applicable note until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable note on which an installment of interest is due and payable and at Maturity. Unless otherwise indicated in the applicable note, if the original issue date of the note is between a regular record date and the next succeeding interest payment date, the first payment of interest on the note will be made on the interest payment date immediately following the next succeeding regular record date to the registered holder on such next succeeding regular record date. Unless otherwise specified in the applicable note, interest payable on any note on any interest payment date will be paid to the person in whose name that note is registered at the close of business on the applicable regular record date referred to below (whether or not a Business Day), except that interest payable at any Maturity will be payable to the person to whom principal is payable.

Fixed Rate Notes

        Unless otherwise specified in an applicable note, each fixed rate note will bear interest from and including the original issue date at the rate per annum specified in such note until the principal amount of the note is paid or made available for payment.

        Interest payments on a fixed rate note will equal the amount of interest accrued from and including either:

  (1)
  the immediately preceding interest payment date on which interest has been paid or duly provided for on the fixed rate note, or

  (2)
  if no interest has been paid or duly provided for on the fixed rate note, the date of original issue,

to, but not including, the next succeeding interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable note, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

        Unless otherwise specified in the applicable note, interest on fixed rate notes will be payable semiannually in arrears on May 15 and November 15 of each year and at Maturity and the regular record dates for each May 15 and November 15 interest payment date will be the immediately preceding May 1 and November 1, respectively. If any interest payment date or the Maturity of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or Maturity, as the case may be, to the next succeeding Business Day.

Floating Rate and Index Rate Notes

        Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases. "Interest Rate Basis" means one or more of:

  •
  the CD Rate (as defined below);

  •
  the CMT Rate (as defined below);

  •
  the Commercial Paper Rate (as defined below);

  •
  the Eleventh District Cost of Funds Rate (as defined below);

  •
  the Federal Funds Rate (as defined below);

  •
  LIBOR;

  •
  the Prime Rate (as defined below);

  •
  the Treasury Rate (as defined below);

  •
  an index which may be based on:
  •
  prices, changes in prices or differences between prices of securities, currencies, intangibles, goods, articles or commodities; or

  •
  the application of a formula, as described in the applicable note;

  •
  an index which shall be an objective price, economic or other measure as described in the applicable note; or

  •
  any other Interest Rate Basis or interest rate formula that is specified in the applicable note.

        A floating rate note may bear interest with respect to more than one Interest Rate Basis. Each regular record date for a floating rate note will be the fifteenth day, whether or not a Business Day, immediately preceding the related interest payment date.

         Terms.    Each floating rate note will specify the terms of the floating rate note being delivered, including:

  •
  whether the floating rate note is:
  •
  a "Regular Floating Rate Note" (as defined below);

  •
  a "Floating Rate/Fixed Rate Note" (as defined below); or

  •
  an "Inverse Floating Rate Note" (as defined below);

  •
  the Interest Rate Basis or Bases;

  •
  the Initial Interest Rate (as defined below), if any;

  •
  the Interest Reset Dates (as defined below);

  •
  the Optional Reset Dates (as defined below), if any;

  •
  the interest payment dates;

  •
  the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the "Index Maturity");

  •
  the Maximum Interest Rate and/or Minimum Interest Rate (each as defined below), if any;

  •
  the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the "Spread");

  •
  the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the "Spread Multiplier");

  •
  if one or more of the specified Interest Rate Bases is LIBOR, the LIBOR Currency; and

  •
  if one or more of the specified Interest Rate Bases is the CMT Rate, whether the CMT Rate will be determined with reference to Reuters Page FRBCMT or Reuters Page FEDCMT (each as defined below).

        If more than one Interest Rate Basis is specified in the applicable note, the applicable Interest Rate Basis shall be the lowest of such Interest Rate Bases on the relevant Interest Determination Date referred to below.

        The interest rate borne by the floating rate notes will be determined as follows:

         Regular Floating Rate Notes.    Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an addendum attached relating to a different interest rate formula, it will be a "Regular Floating Rate Note." Except as described below or in an applicable note, Regular Floating Rate Notes will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any; and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first Interest Reset Date specified in the applicable Regular Floating Rate Note or Optional Reset Date specified in such Regular Floating Rate Note, if any, elected by us, the interest rate on such Regular Floating Rate Note will be reset as of each Interest Reset Date and Optional Reset Dates elected by us, if any. The interest rate in effect for the period from the date of issue to the first Interest Reset Date or Optional Reset Date, if any, elected by us, will be the Initial Interest Rate.

         Floating Rate/Fixed Rate Notes.    If a floating rate note is designated as a "Floating Rate/Fixed Rate Note," then, except as set forth below or otherwise specified in the applicable note, it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any; and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first Interest Reset Date specified in the applicable Floating Rate/Fixed Rate Note or Optional Reset Date specified in such Floating Rate/Fixed Rate Note, if any, elected by us, the interest rate on such Floating Rate/Fixed Rate Note will be reset as of each Interest Reset Date and Optional Reset Dates elected by us, if any. However:

  •
  the interest rate in effect for the period from the date of issue to the first Interest Reset Date or Optional Reset Date, if any, elected by us, will be the Initial Interest Rate; and

  •
  the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to stated maturity will be the Fixed Interest Rate, if the rate is specified in the applicable Floating Rate/Fixed Rate Note, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

         Inverse Floating Rate Notes.    If a floating rate note is designated as an "Inverse Floating Rate Note," except as described below or as specified in the applicable Inverse Floating Rate Note, it will bear interest equal to the Fixed Interest Rate specified in such note minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any; and/or

  •
  multiplied by the applicable Spread Multiplier, if any;

provided, however, that unless otherwise specified in the applicable Inverse Floating Rate Note, the interest rate on an Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date specified in the applicable Inverse Floating Rate Note or Optional Reset Date specified in such Inverse Floating Rate Note, if any, elected by us, the interest rate on such Inverse Floating Rate Note will be reset as of each Interest Reset Date and Optional Reset Dates elected by us, if any; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date or Optional Reset Date elected by us, if any, will be the Initial Interest Rate.

        Notwithstanding the foregoing, if a floating rate note is designated as having an addendum attached, it will bear interest in accordance with the terms described in the addendum.

        Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth in the applicable note, the interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date and (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

        "Initial Interest Rate" means the interest rate specified in the applicable note as in effect for the period from the original issue date of such note to the first Interest Reset Date or Optional Reset Date, if any, elected by us.

         Interest Reset Dates.    Each floating rate note will specify the dates on which the interest rate on such floating rate note will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable floating rate note, the Interest Reset Date will be, in the case of floating rate notes which reset:

  •
  daily—each Business Day;

  •
  weekly—the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, as to which the Interest Reset Date will be the Tuesday of each week, except as described below;

  •
  monthly—the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, as to which the Interest Reset Date will be the first day of each month;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months specified in the applicable floating rate note; and

  •
  annually—the third Wednesday of the month specified in the applicable floating rate note.

With respect to Floating Rate/Fixed Rate Notes, however, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

        If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next Business Day, except that, in the case of a floating rate note for which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

         Maximum and Minimum Interest Rates.    A floating rate note may also have either or both of the following:

  •
  a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"); and

  •
  a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate").

        Each indenture provides that the rate of interest payable on any floating rate note issued thereunder will not exceed the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% per year and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. Prospective investors should consult their personal advisors with respect to the applicability of these laws.

         Interest Payments.    Each floating rate note will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rate specified in the applicable floating rate note until the principal of the applicable note is paid or otherwise made available for payment. Each regular record date for a floating rate note will be the fifteenth day, whether or not a Business Day, immediately preceding the related interest payment date. Except as provided below or in the applicable floating rate note, the interest payment dates with respect to floating rate notes will be at Maturity and, in the case of floating rate notes which reset:

  •
  daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable floating rate note;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of each of the two months of each year specified in the applicable floating rate note; and

  •
  annually—the third Wednesday of the month of each year specified in the applicable floating rate note.

        If any interest payment date for any floating rate note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next Business Day, except that, in the case of a floating rate note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity to the next succeeding Business Day. Notwithstanding anything else contained herein, unless otherwise specified in an applicable note, the interest rate in effect on a floating rate note for the ten days immediately prior to the stated maturity of a note will be the interest rate in effect on the tenth day preceding that stated maturity.

        All percentages resulting from any calculation on floating rate notes (other than percentages used in the calculation of the accrued interest factor and accrued interest) will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

        Interest payments on floating rate notes will equal the amount of interest accrued from and including either:

  •
  the immediately preceding interest payment date on which interest has been paid or duly provided for, or

  •
  if no interest has been paid or duly provided for, the date of original issue,

to, but not including, the next succeeding interest payment date or Maturity, as the case may be.

        With respect to each floating rate note, accrued interest will be calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

        Unless otherwise specified in the applicable floating rate note, the interest factor for each day will be computed as follows:

  •
  In the case of notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

  •
  In the case of notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

  •
  The interest factor for notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

         Interest Determination Dates.    Unless otherwise specified in the applicable floating rate note, the interest rate applicable to each interest reset period commencing on the Interest Reset Date or Optional Reset Date, if applicable, with respect to that interest reset period will be the rate determined as of the applicable determination date (the "Interest Determination Date"). For purposes of this section only, the term "Interest Reset Date" includes any Optional Reset Date for which we reset the interest rate applicable to a note.

  •
  The Interest Determination Date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related note.

  •
  The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the FHLB Index (as defined below).

  •
  The Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date, unless the LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date.

  •
  The Interest Determination Date with respect to the Treasury Rate, unless otherwise specified in the applicable floating rate note, will be the day on which Treasury Bills (as defined below) are normally auctioned in the week in which the related Interest Reset Date falls. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, although the auction may be held on the preceding Friday. If an auction is held on the Friday of the week preceding the related Interest Reset Date, however, the related Interest Determination Date will be the preceding Friday. If an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction.

  •
  The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the applicable Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on that Interest Determination Date, the applicable Interest Rate Basis shall be the lowest of such Interest Rate Bases on that Interest Determination Date and the applicable interest rate will take effect on the related Interest Reset Date.

         Calculation Date.    Unless otherwise provided in the applicable floating rate note, the calculation agent will be appointed by us and initially will be The Bank of New York Mellon Trust Company, N.A. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable floating rate note, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

  •
  the tenth day after the applicable Interest Determination Date or, if the tenth day is not a Business Day, the next succeeding Business Day; or

  •
  the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

         CD Rate.    CD Rate notes will bear interest at the rates, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CD Rate notes.

        "CD Rate" means:

  (1)
  the rate on the applicable Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable CD Rate note published in H.15(519) (as defined below) under the heading "CDs (secondary market)"; or

  (2)
  if the rate referred to in clause (1) above is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for negotiable U.S. dollar certificates of deposit of the Index Maturity specified in the applicable CD Rate note as published in H.15 Daily Update (as defined below) or another recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)"; or

  (3)
  if the rate referred to in clause (2) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the agents or their affiliates) selected by the calculation agent (after consultation with us) for negotiable U.S. dollar certificates of deposit of major United States money market banks for negotiable U.S. dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable CD Rate note in an amount that is representative for a single transaction in that market at that time; or

  (4)
  if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3) above, the same CD Rate already in effect on the applicable Interest Determination Date.

        "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

         CMT Rate.    CMT Rate notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate notes.

        "CMT Rate" means:

  (1)
  if Reuters Page FRBCMT is specified in an applicable CMT Rate note:

  (a)
  the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable note as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Reuters Monitor Money Rates Service (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) ("Reuters Page FRBCMT"), for the particular Interest Determination Date; or

  (b)
  if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities"; or

    (c)
    if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

    (d)
    if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a "Reference Dealer") selected by the calculation agent from five Reference Dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

    (e)
    if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

    (f)
    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

    (g)
    if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

    (h)
    if fewer than three prices referred to in clause (f) are provided as requested, the same CMT Rate already in effect on the particular Interest Determination Date; or

  (2)
  if Reuters Page FEDCMT is specified in an applicable CMT Rate note:

  (a)
  the percentage equal to the one-week or one-month, as specified in the applicable CMT Rate note, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable CMT Rate note as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Reuters Monitor Money Rates Service (or any successor service) on page FEDCMT (or any other page as may replace the specified page on that service) ("Reuters Page FEDCMT"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

    (b)
    if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT, the percentage equal to the one-week or one-month, as specified in the applicable CMT Rate note, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities;" or

    (c)
    if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable CMT Rate note, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

    (d)
    if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

    (e)
    if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

    (f)
    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

    (g)
    if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

    (h)
    if fewer than three prices referred to in clause (f) are provided as requested, the same CMT Rate already in effect on that Interest Determination Date.

        With respect to any note for which CMT Rate is an applicable Interest Rate Basis, if two United States Treasury securities with an original maturity greater than the Index Maturity specified in such note have remaining terms to maturity equally close to the particular Index Maturity, the quotations for the United States Treasury security with the shorter original remaining term to maturity will be used.

         Commercial Paper Rate.    Commercial Paper Rate notes will bear interest at the rates, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Commercial Paper Rate notes.

        "Commercial Paper Rate" means:

  (1)
  the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate note published in H.15(519) under the caption "Commercial Paper—Nonfinancial"; or

  (2)
  if the rate described in clause (1) is not so published by 3:00 p.m., New York City time, on the related calculation date, the Money Market Yield on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate note published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial"; or

  (3)
  if the rate referred to in clause (2) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agents or their respective affiliates, selected by the calculation agent (after consultation with us) for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate note placed for industrial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; or

  (4)
  if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the same rate already in effect on the applicable Interest Determination Date.

        "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =	D × 360	× 100
360 - (D × M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Eleventh District Cost of Funds Rate.    Eleventh District Cost of Funds Rate notes will bear interest at the rates, calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Eleventh District Cost of Funds Rate notes.

        "Eleventh District Cost of Funds Rate" means:

  (1)
  the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Interest Determination Date falls as set forth under the caption "11TH DIST COFI" on the display on Reuters Monitor Money Rates Service (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on the applicable service) ("Reuters Page COFI/ARMS"), as of 11:00 a.m., San Francisco time, on the applicable Interest Determination Date; or

  (2)
  if the rate referred to in clause (1) does not appear on Reuters Page COFI/ARMS on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "FHLB Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date; or

  (3)
  if the Federal Home Loan Bank of San Francisco fails to announce the FHLB Index on or before the applicable Interest Determination Date for the calendar month immediately preceding the applicable Interest Determination Date, the same rate already in effect on the applicable Interest Determination Date.

         Federal Funds Rate.    Federal Funds Rate notes will bear interest at the rates, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Federal Funds Rate notes.

        "Federal Funds Rate" means:

  (1)
  the rate on the applicable Interest Determination Date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as displayed on Reuters Monitor Money Rates Service (or any successor service) on page FEDFUNDS1 (or any other page as may replace the specified page on the applicable service) under the heading "EFFECT" (or any other heading as may replace the specified heading on the applicable page) ("Reuters Page FEDFUNDS1"); or

  (2)
  if the rate referred to in clause (1) does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

  (3)
  if the rate referred to in clause (2) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the agents or their respective affiliates) selected by the calculation agent (after consultation with us) before 9:00 a.m., New York City time, on the applicable Interest Determination Date; or

  (4)
  if the brokers so selected by the calculation agent are not quoting as mentioned in clause (3), the same rate already in effect on the applicable Interest Determination Date.

         LIBOR.    LIBOR notes will bear interest at the rates, calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable LIBOR notes.

        "LIBOR" means:

  (1)
  the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable LIBOR note as such rate is displayed on the LIBOR Page as of 11:00 a.m., London time, on the applicable Interest Determination Date; or

  (2)
  if on the Interest Determination Date no rate appears on the LIBOR Page as specified in clause (1), the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the calculation agent (after consultation with us) to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified in the applicable LIBOR note, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

  (3)
  if fewer than two quotations referred to in clause (2) are so provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks (which may include affiliates of the agents) in the applicable Principal Financial Center selected by the calculation agent (after consultation with us) for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable note and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time; or

  (4)
  if the banks so selected by the calculation agent are not quoting as mentioned in clause (3), the same rate already in effect on the applicable Interest Determination Date.

        "LIBOR Currency" means the currency specified in the applicable LIBOR note as to which LIBOR will be calculated or, if no currency is specified in the applicable LIBOR note, U.S. dollars.

        "LIBOR Page" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBOR01", or any other page as may replace the specified page on the applicable service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

         Prime Rate.    Prime Rate notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate notes.

        "Prime Rate" means:

  (1)
  the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan"; or

  (2)
  if the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan"; or

  (3)
  if the rate referred to in clause (2) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters

    Screen US PRIME 1 Page, as defined below, as the particular bank's prime rate or base lending rate as of 11:00 a.m., New York City time, on the applicable Interest Determination Date; or

  (4)
  if fewer than four rates described in clause (3) appear on Reuters Screen US PRIME 1 Page by 3:00 p.m., New York City time on the applicable Interest Determination Date, the rate will be calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in The City of New York selected by the calculation agent (after consultation with us); or

  (5)
  if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the same rate already in effect on the applicable Interest Determination Date.

        "Reuters Screen US PRIME 1 Page" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the "US PRIME 1" page, or other page as may replace the US PRIME 1 page on the applicable service, for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate.    Treasury Rate notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate notes.

        "Treasury Rate" means:

  (1)
  the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Treasury Rate note under the caption "INVEST RATE" on the display on Reuters Monitor Money Rates Service (or any successor service) on page USACTION10 (or any other page as may replace that page on the applicable service) or page USACTION11 (or any other page as may replace that page on the applicable service); or

  (2)
  if the rate described in clause (1) is not so published by 3:00 p.m., New York City time, on the related calculation date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Auction High"; or

  (3)
  if the rate described in clause (2) is not so published by 3:00 p.m., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury; or

  (4)
  in the event that the rate referred to in clause (3) is not so announced by the United States Department of the Treasury or the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Treasury Rate note published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

  (5)
  if the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Secondary Market"; or

  (6)
  if the rate referred to in clause (5) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers (which may include the agents or their respective affiliates) selected by the calculation agent (after consultation with us), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Treasury Rate note; or

  (7)
  if the dealers so selected by the calculation agent are not quoting as mentioned in clause (6), the same rate already in effect on the applicable Interest Determination Date.

        "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D × N	× 100
360 - (D × M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366 (if a leap year), as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Other Indexed Interest Rates.    Indexed notes may bear interest based on another index, set forth in the applicable Indexed note, based on prices, changes in prices or difference between prices of securities, currencies, intangibles, goods, articles or commodities, or the application of a formula.

Addenda

        Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repurchase provisions or any other matter relating to the applicable notes, may be modified by the terms as specified in an addendum relating to the applicable notes.

Original Issue Discount Notes

        We may from time to time offer notes at a price less than their "stated redemption price at maturity" or notes with other characteristics that result in the notes being treated as issued with original issue discount for United States federal income tax purposes ("Original Issue Discount Notes"). Original Issue Discount Notes may pay no interest or pay interest at below market rates. Additional considerations relating to any Original Issue Discount Notes may be described in the applicable pricing supplement.

Amortizing Notes

        We may from time to time offer notes ("Amortizing Notes") with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable note, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repurchase information in respect of each Amortizing Note will be included in the applicable note.

Subsequent Interest Periods

        Each note will indicate whether we have the option to reset the interest rate, or the Spread, Spread Multiplier or method of calculation, as the case may be, for that note. If we have the option to reset, the applicable note will also indicate the date or dates (each, an "Optional Reset Date") on which the interest rate or the Spread, Spread Multiplier or method of calculation, as the case may be, may be reset.

        We shall notify the trustee whether or not we intend to exercise our option relating to that note at least 45 but not more than 60 days prior to an Optional Reset Date for that note. Not later than 40 days prior to the Optional Reset Date, the trustee will mail to the holder of that note a reset notice, first class, postage prepaid, indicating whether we have elected to reset the interest rate, or the Spread, Spread Multiplier or method of calculation, as the case may be.

        If we elect to reset the interest rate, or the Spread, Spread Multiplier or method of calculation, as the case may be, the trustee will mail to the holder in a manner described above a notice indicating the new interest rate or new Spread, Spread Multiplier or method or calculation as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period, including the date or dates on which or the period or periods during which, and the price or prices at which, redemption may occur during the subsequent interest period. The subsequent interest period is the period from one Optional Reset Date to the next Optional Reset Date or, if there is no next Optional Reset Date, to the stated maturity of the note.

        Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or new Spread, Spread Multiplier and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

        Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a note, we may, at our option, revoke the interest rate, or the Spread, Spread Multiplier or method of calculation provided for in the reset notice relating to that Optional Reset Date and establish a higher interest rate, or a higher Spread, Spread Multiplier or method of calculation, as applicable, for the subsequent interest period commencing on that Optional Reset Date.

        We can make such a revocation by causing the trustee for the note to mail notice of the higher interest rate or higher Spread, Spread Multiplier or method of calculation, as the case may be, first class, postage prepaid to the holder of the note. That notice will be irrevocable. All notes for which the interest rate or Spread, Spread Multiplier or method of calculation is reset on an Optional Reset Date will bear the higher interest rate, or higher Spread, Spread Multiplier or method of calculation, as the case may be, whether or not tendered for repurchase.

        The holder of a note will have the option to elect repurchase by us of that note on each Optional Reset Date at a price equal to the principal amount of the note plus interest accrued to, but not including, the Optional Reset Date. In order for a note to be repurchased on an Optional Reset Date, the holder of the note must follow the procedures set forth above under "—Repurchase at the Option of the Holder" for optional repurchase. However, the period for delivery of the note or notification to the trustee will be at least 25 but not more than 35 days prior to the Optional Reset Date. Further, a holder who has tendered a note for repurchase pursuant to a reset notice may, by written notice to the trustee, revoke any such tender for repurchase until the close of business on the tenth day prior to such Optional Reset Date.

Indexed Principal Notes

        We may from time to time offer indexed notes ("indexed principal notes") on which some or all of the principal amount payable at stated maturity or earlier redemption or repurchase is determined based on the amount designated in the applicable indexed principal note as the "face amount" of the indexed principal note and:

  •
  an index which may be based on:

  (1)
  prices, changes in prices or differences between prices, of securities, currencies, intangibles, goods, articles or commodities; or

  (2)
  the application of a formula, as described in the applicable indexed principal note; or

  •
  an index which must be an objective price, economic or other measure as described in the applicable indexed principal note.

A description of the index used in any determination of a principal payment, and the method or formula by which principal payments will be determined based on that index, will be set forth in the applicable pricing supplement.

        If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of the indexed principal note unless otherwise specified in such note. The principal amount payable at stated maturity or any earlier redemption or repurchase of an indexed principal note may be different from the face amount.

        If a third party (which may be an agent or its affiliate) is appointed to calculate or announce the index for a particular indexed principal note and the third party either (1) suspends the calculation or announcement of that index or (2) changes the basis upon which that index is calculated in a manner that is inconsistent with the applicable indexed principal note, then we will select another third party to calculate or announce the index.

        If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed principal amount of such indexed principal note will be calculated in the manner set forth in such note. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

        Unless otherwise specified in the applicable indexed principal note, for the purpose of determining whether holders of the requisite principal amount of notes of a particular series outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed principal notes will be deemed to be the face amount stated on the notes. Unless otherwise specified in the applicable indexed principal note, in the event of an acceleration of the stated maturity of an indexed principal note, the principal amount payable to the holder of a note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of that note on its stated maturity, as if the date of acceleration were the stated maturity.

        An investment in indexed principal notes has significant risks, including the possibility of wide fluctuations in market value as well as in the amount of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, intangible, commodity or other good or article to which the note is indexed and economic and political events over which we have no control.

Dual Currency Notes

        We may from time to time offer dual currency notes on which we have a one time option, exercisable on one or more dates (each, an "option election date"), with respect to all dual currency notes issued on the same day and having the same terms (a "tranche"), of making all payments of principal, premium, if any, and interest on those notes, which payments would otherwise be made in the specified currency of those notes, in the optional payment currency specified in the applicable dual currency note. This option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable dual currency note. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

        Each dual currency note will specify, among other things:

  •
  the specified currency;

  •
  the optional payment currency; and

  •
  the designated exchange rate.

        The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The dual currency note will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable dual currency note. Each option election date will be the date on which we may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

        If we make such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable dual currency note. Notice of an election will be mailed in accordance with the terms of the applicable tranche of dual currency notes within two Business Days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. We may not withdraw notice once given. The equivalent value in the specified currency of any payment made after an election may be less, at the then current exchange rate, than if we had made the payment in the specified currency.

        For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be addressed in the applicable pricing supplement.

Renewable Notes

        We may from time to time offer renewable notes, which will mature on an initial maturity date. That initial maturity date will be an interest payment date specified in the applicable renewable note occurring in or prior to the twelfth month following the original issue date of those notes, unless the term of all or any portion of those notes is renewed in accordance with the procedures described below.

        On the interest payment date occurring in the sixth month (unless a different interval (the "special election interval") is specified in the applicable renewable note) prior to the initial maturity date of any renewable note (the "initial renewal date") and on the interest payment date occurring in each sixth month (or in the last month of each special election interval, if applicable) after such initial renewal date (each, together with the initial renewal date, a "renewal date"), the term of such renewable note may be extended, at the option of the holder, to the interest payment date occurring in the twelfth month (or, if a special election interval is specified in the applicable renewable note, the last month in a period equal to twice the special election interval) after that renewal date.

        If a holder does not elect to extend the terms of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, that portion will become due and payable on the new maturity date. That new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after such renewal date.

        A holder of a renewable note may elect to renew the term of that renewable note or, if specified in such note, any portion of that renewable note by delivering a notice to that effect to the trustee (or any duly appointed paying agent) at the corporate trust office of the trustee or agency of the trustee in The City of New York. That notice will be delivered not less than 15 nor more than 30 days prior to the renewal date, unless another period is specified in the applicable note. That election will be irrevocable and will be binding upon each subsequent holder of the renewable note.

        An election to renew the term of a renewable note may be exercised for less than the entire principal amount of that renewable note only if specified in the applicable note and then only in a principal amount, or any integral multiple in excess of that amount, that is specified in the applicable renewable note. Notwithstanding the foregoing, the term of the renewable note may not be extended beyond the stated maturity specified in such note.

        If the holder does not elect to renew the term, the renewable note must be presented to the trustee, or any duly appointed paying agent. If a renewable note is represented by a certificate, that certificate must be presented to the trustee. As soon as practicable following receipt of that renewable note, the trustee, or any duly appointed paying agent, will issue in exchange for the note, in the name of that holder, a note in a principal amount equal to the principal amount of the exchanged renewable note for which no election to renew the term was exercised, with terms identical to those specified on the exchanged note. However, the newly issued note will have a fixed, nonrenewable stated maturity on the new maturity date.

        If an election to renew is made for less than the full principal amount of a holder's renewable note, the trustee, or any duly appointed paying agent, will issue a replacement renewable note in exchange for that note in the name of that holder. The replacement renewable note will be in a principal amount equal to the principal amount of the exchanged renewable note elected to be renewed, with terms otherwise identical to the exchanged renewable note.

Extension of Maturity

        Each note will indicate whether we have the option to extend the stated maturity of that note for one or more extension periods. An extension period will be a period of one to five whole years, up to, but not beyond, the final maturity date set forth in the applicable note.

        We may exercise this option by notifying the trustee at least 45 but not more than 60 days prior to the old stated maturity of that note. Not later than 40 days prior to the old stated maturity of that note, the trustee will mail to the holder an extension notice, first class, postage prepaid. The extension notice will set forth:

  •
  that we have elected to extend the stated maturity of the note;

  •
  the new stated maturity;

  •
  in the case of a fixed rate note, the interest rate applicable to the extension period;

  •
  in the case of a floating rate note, the Spread, Spread Multiplier or method of calculation applicable to the extension period; and

  •
  any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, any redemption may occur during the extension period.

        Upon the mailing by the trustee of an extension notice to the holder of a note, the stated maturity of that note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice. Such notice shall be irrevocable, except as provided in the next paragraph.

        Notwithstanding the foregoing, not later than 20 days prior to the old stated maturity of the note, we may, at our option, revoke the interest rate, or the Spread or Spread Multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher Spread or Spread Multiplier, in the case of a floating rate note. We may so act by causing the trustee for the note to mail notice of the higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of the note. This notice will be irrevocable. All notes for which the old stated maturity is extended will bear the higher interest rate, in the case of a fixed rate note, or higher Spread or Spread Multiplier, in the case of a floating rate note, for the extension period.

        If we extend the stated maturity of a note, the holder of the note will have the option to elect repurchase of the note by us on the old stated maturity at a price equal to the principal amount of the note, plus interest accrued to, but not including, such date. In order for a note to be repurchased on the old stated maturity once we have extended the stated maturity of a note, the holder of that note must follow the procedures set forth above under "—Repurchase at the Option of the Holder" for optional repurchase. However, the period for delivery of a note or notification to the trustee will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repurchase pursuant to an extension notice may give written notice to the trustee to revoke its tender for repurchase until the close of business on the tenth day before the old stated maturity.

Combination of Provisions

        If so specified in the applicable note, such note may be subject to all of the provisions, or any combination of provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

Book-Entry Notes

        Upon issuance, all notes in book-entry form having the same date of issue, stated maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the "Global Notes"). Global Notes may be transferred or exchanged only through a participating member of the depositary. The initial depositary with respect to any note in book-entry form will be The Depository Trust Company ("DTC"), or any other depositary as is identified in the applicable note. Unless otherwise indicated in the applicable note, each Global Note will be deposited with, or on behalf of, DTC as depositary and registered in the name of Cede & Co. ("Cede") (as DTC's partnership nominee). Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole to DTC, another nominee of DTC or to a successor of DTC or its nominee.

        You may hold your interests in the Global Notes in the United States through DTC, or in Europe through Clearstream Banking, société anonyme, Luxembourg ("Clearstream") and Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the Global Notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

DTC Procedures

        The following is based on information furnished by DTC:

        DTC will act as securities depositary for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede. One or more fully registered Global Notes will be issued for each issue of notes in book-entry form with the same tenor and terms, each in the aggregate principal amount of the issue, and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies, and clearing corporations (including Clearstream and Euroclear) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        Purchases of notes in book-entry form under the DTC system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on DTC's records. The ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners of notes in book-entry form will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction.

        Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of direct participants or indirect participants acting on behalf of beneficial owners. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their applicable rules and operating procedures. DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing generally will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC direct participant generally will be received with value on the DTC settlement date but generally will be available in the relevant Clearstream or Euroclear cash amount only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective customers and participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede. The deposit of Global Notes with DTC and their registration in the name of Cede do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the interests in Global Notes representing the notes in book-entry form; DTC's records reflect only the identity of the direct participants to whose accounts the notes in book-entry form are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede (nor any other DTC nominee) will consent or vote with respect to the Global Notes representing the notes in book-entry form unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede's consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

        We will make principal, premium, if any, and interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to Cede. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the applicable participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede is the responsibility of us and the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

        If applicable, redemption notices shall be sent to DTC. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        A beneficial owner will give notice of any option to elect to have its notes in book-entry form repurchased by us, through its participant, to the trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant's interest in the Global Note or Notes representing the notes in book-entry form, on DTC's records, to the trustee. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes in book-entry form are transferred by direct participants on DTC's records and followed by a book-entry credit of tendered notes in book-entry form to the trustee's DTC account.

        DTC may discontinue providing its services as depositary with respect to the notes in book-entry form at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depositary is not obtained as described below, notes in certificated form are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, as described below, notes in certificated form will be printed and delivered to DTC.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in certificated form. These restrictions may impair the ability to own, transfer or pledge beneficial interests in Global Notes in book-entry form.

        So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note or Notes for all purposes under the applicable indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the owners or holders thereof under the indentures. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Notes or the indentures. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

About Clearstream

        The following is based on information furnished by Clearstream:

        Clearstream is a bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates. Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. Clearstream customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks. Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

About the Euroclear System

        Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére ) and the National Bank of Belgium (Banque Nationale de Belgique). Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities. Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries. Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

Exchange for Notes in Certificated Form

        If DTC notifies us that it is at any time unwilling or unable to continue as depositary for a series of the notes and a successor depositary is not appointed by us within 90 days, or we, at any time, in our sole discretion, determine not to have a series of notes represented by Global Notes and we execute and deliver to the trustee a company order to the effect that the Global Notes of a series shall be exchangeable for notes in certificated form, or an Event of Default has occurred and is continuing with respect to a series of notes, then, in each such case, the Global Note or Global Notes of the applicable series will be exchangeable for notes in certificated form, in each case, of like tenor and terms and of an equal aggregate principal amount, in authorized denominations. The certificated notes will be registered in the name or names as DTC instructs the trustee. We expect that instructions would be based upon directions received by DTC from participants with respect to ownership of beneficial interests in Global Notes.

        The information in this section concerning DTC, Euroclear and Clearstream has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of the information. None of DTC, Clearstream and Euroclear is under any obligation to perform or to continue to perform the procedures described above, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of certain material United States federal income tax consequences of the acquisition, ownership, and disposition of the notes by original purchasers of the notes at the purchase price indicated in the pricing supplement. This discussion is based on existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal taxation which may be relevant to a particular holder in light of its specific investment circumstances, such as holders who hold the notes as part of a straddle, hedge, conversion, or synthetic security transaction for United States federal income tax purposes, holders who have a functional currency other than the U.S. dollar, or holders subject to special treatment under the United States federal income tax law, such as financial institutions, insurance companies, partnerships, tax-exempt organizations, and broker-dealers. In addition, this discussion does not describe any aspects of foreign, state, or local tax laws. This discussion assumes that purchasers will hold the notes as "capital assets," which generally means property held for investment under the Internal Revenue Code of 1986, as amended, or the "Code." We urge you to consult your tax advisor regarding the United States federal tax consequences of acquiring, holding, and disposing of the notes, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust, the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated will also be considered U.S. holders.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder or a partnership.

        If a partnership holds a note, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding a note, you are urged to consult your tax advisor regarding the United States federal tax considerations relating to holding notes through a partnership.

U.S. Holders

Original Issue Discount

        Notes with a term greater than one year may be issued with original issue discount for United States federal income tax purposes. Notes will be issued with original issue discount if the stated principal amount due at maturity of a note exceeds its issue price by more than a statutory minimum amount, or if a note has specified interest payment characteristics such as interest payable less frequently than annually, interest holidays, interest payable in additional notes, specified stepped interest rates, or specified rates based on multiple indices. If a note is issued with original issue discount, a U.S. holder of the note will generally be required to include original issue discount in gross income as ordinary interest income for United States federal income tax purposes in advance of the receipt of the cash payment to which such income is attributable. The amount of original issue discount to be included in income in any tax period will be determined using a constant yield to maturity method, which will result in a greater portion of discount being included in income in the later part of the term of the note. Any amounts included in income as original issue discount will increase a U.S. holder's adjusted tax basis in the note. The treatment of notes with contingent payments, such as indexed notes, will be different and is described below. Additional information with respect to such treatment may be provided in the pricing supplement relating to the notes.

        We will report annually to the Internal Revenue Service and to each holder of a note the amount of original issue discount accrued on the note. We urge you to consult your tax advisor regarding the particular original issue discount characteristics of the note that is offered.

Acquisition Discount

        Notes that have a fixed maturity of one year or less may be issued with acquisition discount. Acquisition discount may arise if the stated principal amount at maturity of a note exceeds the taxpayer's basis in the note. Accrual method taxpayers, taxpayers in specified classes, and cash method taxpayers making an election to accrue acquisition discount will generally be required to include acquisition discount in income currently in an amount and manner similar to that applicable to original issue discount. A cash method U.S. holder who makes this election cannot revoke the election without the consent of the Internal Revenue Service, and the election applies to all short-term obligations acquired by the U.S. holder in the taxable year in which the election is made and in all subsequent taxable years. Cash method taxpayers holding notes with acquisition discount who do not elect to accrue acquisition discount are not required to include accrued acquisition discount in income until the cash payments attributable to such amounts are received, which amounts will be treated as ordinary income. A U.S. holder who does not recognize acquisition discount on a note currently may also be subject to limitations on the deductibility of interest on indebtedness incurred to purchase or carry the note.

Disposition of Notes

        In general, and subject to the previous discussion of acquisition discount, a U.S. holder of a note will recognize capital gain or loss on the sale, redemption, exchange or other taxable disposition of the note in an amount equal to the difference between (1) the amount realized, except to the extent attributable to accrued but unpaid interest (other than accrued original issue or acquisition discount previously included in income), and (2) the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal such U.S. holder's initial investment in the note, increased by any original issue discount or acquisition discount included in income and decreased by the amount of any payments other than "qualified stated interest" (as defined for United States federal income tax purposes) received with respect to the note. Special rules may apply to an index note, as described below.

Foreign Currency Notes

  Interest Payments and Original Issue Discount

        A U.S. holder will be subject to tax on interest accrued or received on notes that are denominated in, or determined by reference to, a currency or currencies other than the U.S. dollar, or "foreign currency notes," in accordance with the U.S. holder's regular method of tax accounting for United States federal income tax purposes, and any original issue discount must be included in income as it accrues. Regardless of whether an interest payment is converted into U.S. dollars, the amount of interest income, including any original issue discount, required to be included in income, or "includible amount," will generally be:

  •
  in the case of a cash method taxpayer, the U.S. dollar value of the foreign currency interest payment based on the exchange rate prevailing on the date of receipt of the payment plus the amount of any accrued original issue discount, as described below; and

  •
  in the case of an accrual method taxpayer, the average U.S. dollar value of the accrued amounts based on the average exchange rate prevailing during the interest accrual period, unless an election is made under the Treasury regulations to use a different exchange rate. The U.S. dollar value will be the U.S. holder's tax basis in the foreign currency. The amount of original issue discount on a foreign currency note required to be included in income will generally be computed for each accrual period in the relevant foreign currency and then translated into a U.S. dollar value based on the average exchange rate prevailing during the accrual period.

        An accrual method taxpayer will be required to recognize gain or loss upon the receipt of interest payments in a foreign currency on a foreign currency note as a result of fluctuations in currency exchange rates between the dates of accrual and receipt. This "exchange gain or loss" will be equal to the U.S. dollar value of the foreign currency payment based on the exchange rate prevailing on the date of receipt of such payment less the includible amount. Similarly, upon the sale, exchange or retirement of a foreign currency note, a U.S. holder who receives proceeds in a foreign currency which are attributable to original issue discount or, in the case of an accrual method holder, accrued but unpaid interest, will be required to recognize exchange gain or loss. Such exchange gain or loss is recognized only to the extent of total gain or loss realized on the transaction and will be treated as ordinary income or loss.

  Purchase and Disposition of the Foreign Currency Notes

        A U.S. holder's tax basis in a foreign currency note will be the U.S. dollar value of the foreign currency amount paid for the foreign currency note based on the exchange rate prevailing on the date of purchase of the foreign currency note, plus the U.S. dollar value of any accrued original issue discount on the foreign currency note that the holder has included in gross income. A U.S. holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a foreign currency note denominated in the same currency will ordinarily not recognize exchange gain or loss in connection with such conversion and purchase. If a U.S. holder purchases a foreign currency note with previously owned foreign currency, the U.S. holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note based on the exchange rate prevailing on the date of purchase. Gain or loss will be recognized upon the sale, exchange, redemption, or other disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency received upon such disposition, as determined on the date of disposition, less the U.S. dollar tax basis in the foreign currency note. Gain or loss that is recognized will be treated as ordinary income or loss to the extent it is exchange gain or loss. Any gain or loss recognized in excess of the exchange gain or loss will be treated as capital gain or loss.

  Exchange of the Foreign Currency

        Foreign currency received or accrued as interest on a foreign currency note or on the sale, exchange, redemption, or other disposition of a foreign currency note will have a tax basis equal to its U.S. dollar value based on the exchange rate prevailing at the time the interest is received or accrued or at the time of the disposition. Any gain or loss recognized on a subsequent sale or other disposition of the foreign currency will be ordinary income or loss.

Dual Currency Notes

        The treatment of dual currency notes may be subject to special rules which will be set forth in the applicable pricing supplement.

Variable Rate Notes

        A floating rate note will generally be governed by the Treasury regulations with respect to variable rate notes. In general, a "variable rate note" is a debt instrument:

  •
  with an issue price that does not exceed the sum of the noncontingent principal payments to be made on the note by more than a specified amount; and

  •
  that provides for stated interest unconditionally payable or compounded at least annually at the current value of:

  (1)
  one or more qualified floating rates;

  (2)
  a single fixed rate and one or more qualified floating rates;

  (3)
  a single objective rate; or

  (4)
  a single fixed rate and a qualified inverse floating rate.

        A qualified floating rate is a rate that can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. An objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate whose variations can reasonably be expected to reflect inversely contemporaneous variations in the qualified floating rate. We will provide notice in the applicable pricing supplement when we determine that a particular floating rate note will be a variable rate note because certain types of floating rate notes will not be subject to the rules described in this section. A variable rate note issued for a price equal to its stated principal amount due at maturity will generally not be subject to the original issue discount rules described above.

        A variable rate note may be subject to the rules described under the heading "Original Issue Discount" if, among other circumstances, it is issued at a price less than its stated principal amount due at maturity. To determine the amount of original issue discount to be included in income, if any, the variable rate note must be converted into a fixed rate debt instrument by substituting an appropriate fixed rate for the variable rate or rates, and then the rules under the heading "Original Issue Discount" must be applied. In certain circumstances, if the interest actually accrued or paid during an accrual period is greater or less than the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument, appropriate adjustments must be made to the original issue discount allocable to the period.

Contingent Payment Notes

        Notes issued by us, such as indexed notes, may be treated as contingent payment notes if the notes do not qualify as variable rate notes. We will provide notice in the applicable pricing supplement when we determine that a particular note will be a contingent payment note.

        Interest on notes that are treated as contingent payment notes will accrue under the constant yield method based upon a "projected payment schedule," to be established by us in accordance with the Treasury regulations and reported by us to holders. The projected payment schedule for the contingent payment notes will consist of all stated principal and interest payments and a projected amount and time for each contingent payment. Because the yield of the contingent payment notes for United States federal income tax purposes will be determined assuming that the projected payments are made on definite dates, a U.S. holder's income inclusions may be accelerated in comparison to the time when payments under the notes are in fact made. All amounts includible in income by a U.S. holder of contingent payment notes as ordinary interest will be treated as original issue discount. The yield, timing, and amounts set forth in the projected payment schedule are for United States federal income tax purposes only and are not assurances by us with respect to any aspect of the notes. U.S. holders will generally be bound by the projected payment schedule. The Internal Revenue Service can, however, disregard a projected payment schedule if it determines the schedule to be unreasonable.

        If the actual amount of a contingent interest payment differs from the projected amount of the payment, the difference will result in either a positive or a negative adjustment to be taken into account by a U.S. holder. These adjustments will generally increase or decrease the amount includible in income as interest on the notes. If the actual amount of a contingent interest payment is greater than the projected amount of the payment, the difference will be a positive adjustment. If the projected amount of a contingent interest payment is greater than the actual amount of the payment, the difference will be a negative adjustment. Positive and negative adjustments for a taxable year will be netted.

        A net positive adjustment for the taxable year will be treated by the U.S. holder as additional interest for the year. A net negative adjustment for the taxable year will be taken into account as follows:

  •
  first, the net negative adjustment for the taxable year will offset the interest that would have accrued on the contingent payment notes for the taxable year based on the projected payment schedule;

  •
  second, if the net negative adjustment exceeds the amount of interest that accrued on the contingent payment notes for the taxable year, the excess will be treated as an ordinary loss by the holder to the extent of all prior interest, including positive adjustments, accrued on the contingent payment notes, net of all prior negative adjustments;

  •
  third, the excess will be treated as a negative adjustment that occurs on the first day of the succeeding taxable year; and

  •
  fourth, any unused net negative adjustment will reduce the amount realized by the holder on the sale, exchange or other taxable disposition of the contingent payment notes.

        A U.S. holder of a contingent payment note will generally recognize gain or loss upon the sale, redemption, exchange or other disposition of such note in an amount equal to the difference between (i) the amount realized reduced by the unused net negative adjustment described above and (ii) the U.S. holder's adjusted tax basis in such note. A U.S. holder's adjusted tax basis in a note generally will be equal to the price paid for such note, increased by the amount of original issue discount previously accrued on the note (generally determined without regard to the adjustment described above), and decreased by the amount of any noncontingent payments and the projected amount of contingent payments previously made on the note. Any gain recognized upon such disposition will generally be ordinary interest income, while any loss recognized will be ordinary loss to the extent that the U.S. holder's total interest inclusions on a note exceed the total net negative adjustments on the note that the U.S. holder took into account as ordinary loss under the rules described above, and any additional loss will generally be a capital loss, the deductibility of which may be subject to limitations.

Renewable, Extendable, Amortizing, and Indexed Principal Notes

        Unless otherwise stated in the pricing supplement, a U.S. holder generally will not recognize gain or loss upon an election to extend the term of all or any portion of a renewable note.

        The treatment of extendable notes (see "Description of the Notes—Extension of Maturity"), Amortizing Notes and Indexed Principal Notes may be subject to special rules which will be set forth in the applicable pricing supplement.

Non-U.S. Holders

        Under current United States federal income and estate tax law, provided that the certification requirements described below are satisfied, and subject to the discussion of backup withholding below:

  (a)
  payments of principal and interest, including any original issue discount, on the notes to any non-U.S. holder will generally not be subject to United States federal income or withholding tax under the "portfolio interest exemption," provided that the non-U.S. holder meets the following requirements:

  (1)
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote;

  (2)
  the non-U.S. holder is not:

  (i)
  a foreign tax exempt-organization or a foreign private foundation for United States federal income tax purposes;

  (ii)
  a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

  (iii)
  a controlled foreign corporation that is related to us through stock ownership; and

  (3)
  the interest payments are not effectively connected with the conduct of a United States trade or business of the non-U.S. holder;

  (b)
  a non-U.S. holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange, redemption, or other disposition of a note, unless:

  (1)
  the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met; or

  (2)
  the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder;

  (c)
  if interest on the notes is exempt from withholding of United States federal income tax under the rules described above, the notes will not be included in the estate of a non-U.S. holder for United States federal estate tax purposes.

        To qualify for the portfolio interest exemption from withholding of interest on the notes, a non-U.S. holder must certify the requirements of the portfolio interest exemption have been met and that it is not a United States person by supplying a statement that:

  (a)
  is signed by the beneficial owner of the note under penalties of perjury;

  (b)
  certifies that the beneficial owner is not a United States person; and

  (c)
  provides the name and address of the beneficial owner.

This statement may be made on an Internal Revenue Service Form W-8BEN, or a substantially similar or successor form. In general, if a note is held through a securities clearing organization or a financial institution, the organization or institution may furnish the statement together with a copy of the beneficial owner's statement as provided to the organization or institution.

Backup Withholding and Information Reporting

        Backup withholding tax and information reporting will not apply to payments to a non-U.S. holder on which either the certification, as described above, has been received or an exemption has otherwise been established; provided that neither we nor the paying agent has actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Information reporting and backup withholding requirements will, however, apply to the gross proceeds paid to a non-U.S. holder on the disposition of the notes by or through a United States office of a United States or foreign broker, unless the non-U.S. holder certifies to the broker under penalties of perjury as to its name, address, and status as a foreign person or the holder otherwise establishes an exemption and the broker has no actual knowledge or reason to know that the holder is a United States person or that conditions of any other exemption are not in fact satisfied. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a United States broker or foreign brokers with specified types of relationships to the United States. Neither information reporting nor backup withholding will generally apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be credited against the non-U.S. holder's United States federal income tax liability and, in the event backup withholding results in an overpayment of tax, the non-U.S. holder may claim a refund, provided the required information is timely furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

        We are offering the notes on a continuing basis through Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., who have agreed to act as our agents in the solicitation of offers to purchase the notes (collectively, the "agents"). The agents, individually or in a syndicate, may also purchase notes, as principal, from us from time to time, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or agents, or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in the applicable pricing supplement, any note sold to the agents as principal will be purchased by the agents at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity. If agreed to by us and the agents at the particular time, the agents may utilize their best efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in an applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, we will pay a commission to the agents, ranging from 0.125% to 0.750% of the principal amount (or, in the case of an Original Issue Discount Note, the price to the public) of a note, depending upon its stated maturity. We will negotiate commissions with respect to notes with a stated maturity in excess of 30 years, that are sold through an agent on an agency basis or through an agent as principal at the time of the related sale. We may also sell notes directly to investors. If we sell notes directly to investors, we will not pay any commissions or discounts. In addition, we may appoint additional agents for the purpose of soliciting offers to purchase notes or may sell to other agents acting as principal. Those agents will be named in the applicable pricing supplement.

        The agents may sell notes they have purchased from us as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with those purchases from us to those dealers. The agents may allow, and the dealers may reallow, a discount to other dealers. After the initial public offering of notes, in the case of notes to be resold at a fixed public offering price, the public offering price, the concession and the discount allowed to dealers may be changed.

        We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with us or through the agents. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by that agent.

        Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in U.S. dollars or the Specified Currency, as the case may be, in The City of New York on the date of settlement.

        There is no established trading market for the notes and the notes will not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and we cannot assure you that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time without notice.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect thereof. We have agreed to reimburse the agents for certain expenses.

        In connection with the offering of notes purchased by the agents as principal for resale on a fixed price basis, the agents are permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agents create a short position in the notes in connection with the offering by selling notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, then the agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases.

        Neither we nor the agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the agents make any representation that the agents will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice.

        In the ordinary course of their respective businesses, the agents and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

  (a)
  at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of J.P. Morgan Securities Inc.; or

  (d)
  at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes referred to in (a) through (d) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of the preceding paragraph the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        Each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that:

  (a)
  in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ("FSMA") by us;

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (c)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

        Sidley Austin LLP, San Francisco, California will act as counsel to the agents.

Prospectus

OCCIDENTAL PETROLEUM CORPORATION

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

        We may offer, issue and sell from time to time, together or separately, debt securities, which may be senior or subordinated, shares of our preferred stock, depositary shares, shares of our common stock, warrants to purchase debt or equity securities, stock purchase contracts and stock purchase units.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        Our common stock is listed on the New York Stock Exchange under the symbol "OXY."

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

        Investing in our securities involves risks. See "Risk Factors" in our most recent annual report on Form 10-K, which is incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and any applicable prospectus supplement.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2008.

 ABOUT THIS PROSPECTUS

        Unless otherwise stated or the context otherwise requires, the terms "Occidental," "we," "us," "our," and "the Company" refer to Occidental Petroleum Corporation and not any of our subsidiaries.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and stock purchase units described in this prospectus in one or more offerings.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully this prospectus and the applicable prospectus supplement together with any additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

i

 FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Factors that could cause results to differ materially include, but are not limited to:

  •
  exploration risks such as drilling unsuccessful wells;

  •
  global commodity pricing fluctuations;

  •
  higher-than-expected costs;

  •
  potential liability for remedial actions under existing or future environmental regulations and litigation;

  •
  potential liability resulting from pending or future litigation;

  •
  general domestic and international political conditions;

  •
  potential disruption or interruption of our production or manufacturing facilities due to accidents, political events or insurgent activity;

  •
  potential failure to achieve expected production from existing and future oil and gas development projects;

  •
  the supply/demand considerations for our products;

  •
  any general economic recession or slowdown domestically or internationally;

  •
  changes in law or regulations;

  •
  changes in tax law or regulations; and

  •
  not successfully completing, or any material delay of, any development of new fields, expansion, capital expenditure, efficiency-improvement project, acquisition or disposition.

        Words such as "estimate," "project," "predict," "will," "would," "could," "may," "might," "anticipate," "plan," "intend," "believe," "expect" or similar expressions that convey the uncertainty of future events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Unless legally required, we do not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Certain risks that may affect our results of operations and financial position appear under the heading "Risk Factors" and elsewhere in our most recent annual report on Form 10-K, which is incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and any applicable prospectus supplement.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read through the Investor Relations section of our website at www.oxy.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to our securities.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

  •
  Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008; and

  •
  Current Reports on Form 8-K filed on January 29, 2008 (except for information appearing under Item 2.02 and related exhibits), April 17, 2008, April 24, 2008 (except for information appearing under Item 2.02 and related exhibits), May 23, 2008, July 22, 2008 and July 24, 2008 (except for information appearing under Item 2.02 and related exhibits).

        We also incorporate by reference all documents we may subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing date of the registration statement of which this prospectus is a part and prior to the termination of the offering.

        Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus. Requests should be directed to:

Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024
Attn: James R. Havert
Telephone: (310) 208-8800

        You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements and any applicable free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus, the information contained in any accompanying prospectus supplement or related free writing prospectus will be accurate only as of the date of that document, and the information contained in any document incorporated by reference in this prospectus is accurate only as the date of such document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

 OCCIDENTAL

        We conduct our operations through three operating segments: (1) oil and gas, (2) chemical and (3) midstream, marketing and other activities. The oil and gas segment explores for, develops and produces crude oil, natural gas and natural gas liquids. The chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The midstream, marketing and other activities segment gathers, processes, transports, stores and markets crude oil, natural gas, natural gas liquids and carbon dioxide production, and generates electricity at various facilities. Our principal executive offices are located at 10889 Wilshire Boulevard, Los Angeles, California 90024; telephone (310) 208-8800.

USE OF PROCEEDS

        The net proceeds we receive from the sale of securities offered under this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt, stock repurchases and other business opportunities.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our total enterprise ratios of earnings to fixed charges based on our and our subsidiaries' historical results. For the purpose of calculating this ratio, earnings consist of income from continuing operations before income taxes (other than foreign oil and gas taxes) and fixed charges. Fixed charges include interest and debt expense, including the proportionate share of interest and debt expense of equity investments, and the portion of lease rentals representative of the interest factor. We did not have any preferred stock outstanding for the periods presented and, therefore, the ratios of earnings to combined fixed charges and preferred stock dividends would be same as the ratios of earnings to fixed charges presented below.

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	50.02	10.99	15.35	15.24	15.46	10.67	7.07

 DESCRIPTION OF SENIOR DEBT SECURITIES

General

        We may issue one or more series of senior debt securities pursuant to this prospectus. We may issue the senior debt securities under the senior indenture, dated as of April 1, 1998 (the "Senior Indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee ("Senior Indenture Trustee"). The Senior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        Below is a description of certain general terms of the senior debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Senior Indenture. The particular terms of a series of senior debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Senior Indenture.

        The senior debt securities will rank equally with all of our senior and unsubordinated debt. The Senior Indenture is subject to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Senior Indenture does not limit the amount of senior debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any unsecured debt.

        Each prospectus supplement, together with a pricing supplement, if applicable, will describe the terms relating to a series of senior debt securities, which may include:

  •
  the title;

  •
  any limit on the amount that may be issued;

  •
  whether or not that series of senior debt securities will be issued as registered securities, bearer securities or both;

  •
  the price at which that series of senior debt securities will be issued, which may be at a discount;

  •
  whether or not that series of senior debt securities will be issued in global form, the terms and who the depositary will be;

  •
  the maturity date(s) or the method of determining the maturity date(s);

  •
  the person to whom any interest will be payable on any registered security, if other than the person in whose name that security is registered at the close of business on the regular record date;

  •
  the interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

  •
  the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

  •
  the period(s) within which, and the price(s) at which, that series of senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

  •
  any mandatory or optional sinking fund provisions or any provisions for remarketing that series of senior debt securities and other related terms and provisions;

  •
  the denominations in which that series of senior debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

  •
  the currency or currencies, including composite currencies or currency units, in which that series of senior debt securities may be denominated or in which payment of the principal of and interest on, if any, that series of senior debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of senior debt securities may be satisfied and discharged other than as provided in Article Four of the Senior Indenture;

  •
  if the amounts of payments of principal of and interest on, if any, that series of senior debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of senior debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

  •
  if other than the principal amount thereof, the portion of the principal amount of that series of senior debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

  •
  whether we will pay additional amounts on any of the senior debt securities and coupons, if any, of the series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;

  •
  if other than as defined in the Senior Indenture, the meaning of "Business Day" when used with respect to that series of senior debt securities;

  •
  if that series of senior debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Senior Indenture, the forms and terms of those certificates, documents or conditions;

  •
  any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Senior Indenture with respect to that series of senior debt securities; and

  •
  any other terms (which terms may be inconsistent with the Senior Indenture).

        Each prospectus supplement or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the senior debt securities that the prospectus supplement or pricing supplement covers, as applicable.

Limitation on Liens

        We will not, nor will we permit any Consolidated Subsidiary (as defined below), to incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt (as defined below), unless the senior debt securities are secured equally and ratably with (or prior to) such Secured Debt. This covenant will not apply to:

          (1)   Liens (as defined below) existing on the date of the Senior Indenture;

          (2)   Liens existing on property of, or on any shares of stock or Indebtedness (as defined below) of, any corporation at the time such corporation becomes a Consolidated Subsidiary;

          (3)   Liens in favor of us or a Consolidated Subsidiary;

          (4)   Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          (5)   Liens existing on property, shares of stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof; and

          (6)   certain extensions, renewals or refundings of any Liens referred to in the foregoing clauses (1) through (5).

        Notwithstanding the foregoing, we and one or more Consolidated Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to Secured Debt that would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all Secured Debt, together with the Discounted Rental Value (as defined below) in respect of sale and leaseback transactions subject to the restrictions discussed in the following paragraph (excluding sale and leaseback transactions exempted from such restrictions pursuant to clause (1) or (2) of the last sentence of such paragraph), would not exceed 10% of consolidated Net Tangible Assets (as defined below) of us and our Consolidated Subsidiaries.

Limitations on Sale and Leaseback Transactions

        We will not, nor will we permit any Consolidated Subsidiary to, sell and lease back any Principal Domestic Property (as defined below) unless:

          (1)   the sale has occurred within 360 days after the later of the acquisition, completion of construction or commencement of full operations of the Principal Domestic Property;

          (2)   we or such Consolidated Subsidiary could subject such Principal Domestic Property to a Lien pursuant to the provisions described above under "—Limitation on Liens" in an amount equal to the Discounted Rental Value with respect to the sale and leaseback transaction without equally and ratably securing the senior debt securities; or

          (3)   we or such Consolidated Subsidiary, within 120 days after such sale, applies or causes to be applied to the retirement of our or its Funded Debt (as defined below) an amount (subject to credits for certain voluntary retirements of Funded Debt) not less than the greater of (a) the net proceeds of the sale of the Principal Domestic Property leased pursuant to such arrangement or (b) the fair value (as determined in any manner approved by our Board of Directors) of the Principal Domestic Property so leased.

        This restriction will not apply to any sale and leaseback transaction (1) between us and a Consolidated Subsidiary or between Consolidated Subsidiaries or (2) involving the sale or transfer of any Principal Domestic Property with a lease for a period, including renewals, of not more than three years.

Certain Definitions

        "Consolidated Subsidiary" means any Subsidiary included in our and our Subsidiaries' financial statements prepared on a consolidated basis in accordance with generally accepted accounting principles.

        "Current Liabilities" means all Indebtedness that may properly be classified as current liabilities in accordance with generally accepted accounting principles.

        "Discounted Rental Value" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent (after deducting the amount of rent to be received by such Person under noncancelable subleases) required to be paid by such Person under such lease during the remaining noncancelable term thereof (including any such period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum of 11 3/4%. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. If and to the extent the amount of any rent during any future period is not definitely determinable under the lease in question, the amount of such rent shall be estimated in such reasonable manner as our Board of Directors may in good faith determine.

        "Funded Debt" means all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing.

        "Indebtedness" as applied to a Person, means, as of the date on which Indebtedness is to be determined (a) all items (except items of capital stock or of surplus or of deferred credits or minority interest in Subsidiaries) which, in accordance with generally accepted accounting principles in effect from time to time, would be included in determining total liabilities, as shown on the liability side of a balance sheet of such Person; (b) all indebtedness secured by any mortgage on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby has been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has otherwise become directly or indirectly liable. For purposes of computing Indebtedness of any Person, there shall be excluded any particular Indebtedness which meets one or more of the following categories:

          (i)    Indebtedness with respect to which sufficient cash or cash equivalents or securities have been deposited in trust to provide for the full payment, redemption or satisfaction of the principal of, premium, if any, and interest to accrue on, such Indebtedness to the stated maturity thereof or to the date of prepayment thereof, as the case may be, and, as a result of such deposit, such particular Indebtedness, in accordance with generally accepted accounting principles, is no longer required to be reported on a balance sheet of such Person as a liability, and such cash or cash equivalents or securities are not required to be reported as an asset;

          (ii)   Indebtedness which is not classified as Indebtedness under clause (a) of this definition and which arises from any commitment of such Person relating to pipeline operations to pay for property or services substantially without regard to the non-delivery of such property or the non-furnishing of such services; or

          (iii)  Indebtedness which is not classified as Indebtedness under clause (a) of this definition and which is payable solely out of certain property or assets of such Person, or is secured by a mortgage on certain property or assets owned or held by such Person, in either case without any further recourse to or liability of such Person, to the extent such Indebtedness exceeds (x) if such Person records such property or assets on its books, the value for such property or assets recorded on such books or (y) if such Person does not record such property or assets on its books, (1) if such Indebtedness is a general obligation of the entity which does record such property or assets on its books, the net investment in or advances to such entity as recorded on the books of such Person or (2) if such Indebtedness is payable solely out of certain property or assets of such entity, the lesser of the value for such property or assets recorded on the books of such entity or the net investment in or advances to such entity as recorded on the books of such Person, in each case determined in accordance with generally accepted accounting principles.

        "Lien" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance to secure Indebtedness for borrowed money but excluding any security interest which a lessor may be deemed to have under a lease and any lien which may be deemed to exist under a Production Payment or under any subordination arrangement.

        "Net Tangible Assets" of any specified Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with generally accepted accounting principles, after deducting from such total, without duplication of deductions, (1) all Current Liabilities of such Person; (2) that portion of the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense; and (3) the amount, if any, at which any stock of such Person appears on the asset side of such balance sheet.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Domestic Property" means any (1) developed oil or gas producing property or (2) processing or manufacturing plant, in each case which we or any Consolidated Subsidiary own or lease as of the date of the Senior Indenture or thereafter and which is located in the continental United States (provided, however, that any such property or plant declared by our Board of Directors by board resolution not to be of material importance to our or our Consolidated Subsidiaries' business, taken as a whole, will be excluded from the foregoing definition).

        "Production Payment" means any economic interest in oil, gas or mineral reserves which (1) entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production, and (2) terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves.

        "Secured Debt" means any Indebtedness of us or any Consolidated Subsidiary, secured by a Lien on any Principal Domestic Property or on any shares of stock or on any Indebtedness of any Consolidated Subsidiary which owns any Principal Domestic Property.

        "Short-Term Borrowing" means all Indebtedness in respect of borrowed money maturing on demand or within one year from the date of the creation thereof and not directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof; provided that Indebtedness in respect of borrowed money arising under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more will constitute Funded Debt and not Short-Term Borrowing, even though it matures on demand or within one year from the date as of which such Short-Term Borrowing is to be determined.

        "Subsidiary" means a corporation, association, partnership or other business entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other Subsidiaries, or by us and one or more of our other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors or persons performing similar functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Consolidation, Merger or Sale

        The Senior Indenture generally permits us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety, to any Person, so long as, immediately after giving effect to such transaction, no event of default under the Senior Indenture or event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing. However, any successor or acquiror of such assets must assume all of our obligations under the Senior Indenture and the senior debt securities and be organized and existing under U.S. laws.

Events of Default Under the Senior Indenture

        The following are events of default under the Senior Indenture with respect to each series of senior debt securities issued:

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  failure to pay any installment of interest upon any senior debt security of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days; or

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  failure to pay the principal of any senior debt security of such series when due;

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  failure to perform or breach of any other covenant or warranty contained in the senior debt securities or the Senior Indenture (other than a covenant specifically benefiting only another series of senior debt securities), and the continuance of such failure for a period of 60 days after we receive notice from the Senior Indenture Trustee or holders of at least 25% in principal amount of the outstanding senior debt securities of that series;

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  acceleration of more than $50,000,000 of our debt for borrowed money, without such debt having been discharged or such acceleration having been rescinded or annulled within a period of 20 days after we receive notice from the Senior Indenture Trustee or holders of at least 25% in principal amount of the outstanding senior debt securities of that series;

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  certain events of bankruptcy, insolvency or reorganization relating to us; and

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  any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of senior debt securities.

        If an event of default with respect to senior debt securities of any series occurs and is continuing, the Senior Indenture Trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series, by notice in writing to us (and to the Senior Indenture Trustee if notice is given by such holders), may declare the principal of (or if such senior debt securities are discount securities, the portion of the principal amount specified in the applicable prospectus supplement or pricing supplement, if any), and accrued interest, if any, due and payable immediately.

        The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any past default with respect to that series and its consequences, except defaults regarding:

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  payment of principal or interest; or

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  covenants that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of such series affected (as described under "—Modification of Senior Indenture; Waiver" below).

        Any waiver shall cure such default and the corresponding event of default.

        Subject to the terms of the Senior Indenture, the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless the holders have offered the Senior Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee, or exercising any trust or power conferred on the Senior Indenture Trustee, with respect to the senior debt securities of that series, provided that:

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  the direction given to the Senior Indenture Trustee is not in conflict with any law or the Senior Indenture;

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  the Senior Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

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  the Senior Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

        A holder of the senior debt securities of any series will have the right to institute a proceeding under the Senior Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

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  the holder has given written notice to the Senior Indenture Trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made written request to, and have offered reasonable indemnity to, the Senior Indenture Trustee to institute the proceedings as trustee; and

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  the Senior Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding senior debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

        The Senior Indenture provides that no holder or group of holders of senior debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Senior Indenture except as provided in the Senior Indenture for the equal and ratable benefit of all holders.

        These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal of or interest on the senior debt securities.

        We will periodically file statements with the Senior Indenture Trustee regarding our compliance with the conditions and covenants in the Senior Indenture.

Modification of Senior Indenture; Waiver

        We and the Senior Indenture Trustee may amend or supplement the Senior Indenture without the consent of any holders to, among other things:

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  evidence our succession by another person and the assumption by such person of our covenants in the Senior Indenture and the corresponding series of securities;

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  add to our covenants, agreements and obligations for the benefit of the holders of all senior debt securities or any series thereof, or to surrender any right or power the Senior Indenture confers upon us;

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  evidence and provide for the acceptance of appointment under the Senior Indenture of a successor Senior Indenture Trustee with respect to the securities of one or more series;

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  cure any ambiguity or correct any inconsistency in the Senior Indenture or make other provisions with respect to matters or questions arising under the Senior Indenture;

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  add, change or eliminate any provisions of the Senior Indenture (which addition, change or elimination may apply to one or more series of senior debt securities), provided that the addition, change or elimination neither (a) applies to any security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those securities with respect to those modified provisions;

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  secure the senior debt securities; or

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  change anything else that does not adversely affect the interests of any holder of senior debt securities.

        In addition, under the Senior Indenture, the rights of holders of a series of senior debt securities may be changed by us and the Senior Indenture Trustee with the written consent of the holders of at least a majority in principal amount of the outstanding senior debt securities of each series that is affected. However, no amendment or supplement may be made without the consent of the holder of each outstanding senior debt securities affected if such amendment or waiver would, among other things:

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  change the stated maturity of principal of, or any installment of principal or interest on, such senior debt securities;

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  reduce the principal amount of a discount security payable upon declaration of acceleration;

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  reduce the principal amount of, or the rate of interest on, or reduce any premium payable on, any of the senior debt securities;

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  change the place or currency of payment of principal or interest, if any, on any of the senior debt securities;

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  impair the right to institute suit for the enforcement of any payment on or with respect to any of the senior debt securities; and

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  modify any of the foregoing requirements or reduce the percentage of senior debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

Form, Exchange and Transfer

        The senior debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Senior Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the Senior Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or pricing supplement, if any, senior debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the senior debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the Senior Indenture Trustee as registrar. Any transfer agent (in addition to the registrar) initially designated by us for any senior debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

        If the senior debt securities of any series are to be redeemed, we will not be required to:

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  issue, register the transfer of, or exchange any senior debt securities of, that series during a period beginning at the opening of business 15 days before any selection of senior debt securities for redemption and ending, in the case of registered securities, at the close of business on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of the notice, or if the senior debt securities of that series are also issuable as registered securities and there is no publication, at the close of business on the day of mailing of the notice;

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  in the case of registered securities, register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

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  in the case of bearer securities, exchange any senior debt securities so selected for redemption, except to exchange a bearer security for a registered security that is immediately surrendered for redemption.

Global Securities

        The senior debt securities of each series may be issued in whole or in part in global form. A senior debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global senior debt security may not be transferred, except as a whole, among the depositary for that senior debt security and/or its nominees and/or successors. If any senior debt securities of a series are issuable as global securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global security may exchange their interests for definitive senior debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global senior debt security and the specific terms of the depositary arrangement with respect to that global senior debt security.

Discharge

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, we may terminate at any time our obligations under the Senior Indenture with respect to any series of senior debt securities (other than certain limited obligations, such as the obligation to transfer and exchange senior debt securities of that series) by (1)(a) delivering all of the outstanding securities of that series to the Senior Indenture Trustee to be cancelled or (b) depositing with the Senior Indenture Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of senior debt securities and (2) complying with selected other provisions of the Senior Indenture.

        If we elect to discharge our obligations by depositing United States obligations as described above, that election under present law is likely to be treated for United States federal income tax purposes as a redemption of the senior debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder that acquired the senior debt securities on original issuance would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder's tax basis in the senior debt securities deemed surrendered. After the discharge, each such holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged senior debt security would not receive cash (except for current payments of interest on that senior debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that senior debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the senior debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Information Concerning the Senior Indenture Trustee

        The Senior Indenture Trustee, other than during the occurrence and continuance of an event of default under the Senior Indenture, undertakes to perform only those duties as are specifically set forth in the Senior Indenture and, upon an event of default under the Senior Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Senior Indenture Trustee is under no obligation to exercise any of the rights or powers given it by the Senior Indenture at the request or direction of any holder of senior debt securities unless the Senior Indenture Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Senior Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

        The Bank of New York Mellon is a participating lender under our revolving credit agreement and provides commercial banking services to us and our affiliates. The Bank of New York Mellon Trust Company, N.A. is the Senior Indenture Trustee and will also act as the Subordinated Indenture Trustee. However, if The Bank of New York Mellon Trust Company, N.A. acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

Payment and Payment Agents

        The person in whose name a senior debt security is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest on such security and for all other purposes.

        Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of interest on any senior debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name those senior debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, principal and interest on the senior debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest (other than interest on bearer securities) may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto. Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

        We will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office of the Senior Indenture Trustee in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities (other than bearer securities). Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, payment of principal and interest, if any, on bearer securities will be made subject to any applicable laws and regulations, at the office of a paying agent outside the United States as we may designate.

        All moneys that we pay to a paying agent or the Senior Indenture Trustee for the payment of the principal or interest, if any, on any senior debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law

        The Senior Indenture and senior debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

 DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

        We may issue one or more series of subordinated debt securities pursuant to this prospectus. We may issue the subordinated debt securities under the subordinated indenture, dated as of January 20, 1999 (the "Subordinated Indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee ("Subordinated Indenture Trustee"). The Subordinated Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        Below is a description of certain general terms of the subordinated debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Subordinated Indenture. The particular terms of a series of subordinated debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement. Capitalized terms used but not defined in this summary have the meanings specified in the Subordinated Indenture.

        The subordinated debt securities will be unsecured and will be subordinated and junior in priority of payment to our Senior Indebtedness (as defined below). The Subordinated Indenture is subject to the Trust Indenture Act. The Subordinated Indenture does not limit the amount of Senior Indebtedness or subordinated debt securities which we may issue, nor does it limit us or our subsidiaries from issuing any debt.

        Each prospectus supplement, together with a pricing supplement, if applicable, will describe the terms relating to a series of subordinated debt securities, which may include:

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  the title;

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  any limit on the amount that may be issued;

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  whether or not that series of subordinated debt securities will be issued as registered securities, bearer securities or both;

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  the price at which that series of subordinated debt securities will be issued, which may be at a discount;

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  whether or not that series of subordinated debt securities will be issued in global form, the terms and who the depositary will be;

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  the maturity date(s) or the method of determining the maturity date(s);

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  the person to whom any interest will be payable on any registered security, if other than the person in whose name that security is registered at the close of business on the regular record date;

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  the interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

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  the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

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  the period(s) within which, and the price(s) at which, that series of subordinated debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

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  any mandatory or optional sinking fund provisions or any provisions for remarketing that series of subordinated debt securities and other related terms and provisions;

  •
  the denominations in which that series of subordinated debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

  •
  the currency or currencies, including composite currencies or currency units, in which that series of subordinated debt securities may be denominated or in which payment of the principal of and interest on, if any, that series of subordinated debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of subordinated debt securities may be satisfied and discharged other than as provided in Article Four of the Subordinated Indenture;

  •
  if the amounts of payments of principal of and interest on, if any, that series of subordinated debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of subordinated debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

  •
  if other than the principal amount thereof, the portion of the principal amount of that series of subordinated debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

  •
  whether we will pay additional amounts on any of the subordinated debt securities and coupons, if any, of the series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;

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  if other than as defined in the Subordinated Indenture, the meaning of "Business Day" when used with respect to that series of subordinated debt securities;

  •
  if that series of subordinated debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Subordinated Indenture, the forms and terms of those certificates, documents or conditions;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  the terms pursuant to which any series of subordinated debt securities will be subordinate to any of our debt, if different from those described under "—Subordination" below;

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  any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Subordinated Indenture with respect to that series of subordinated debt securities; and

  •
  any other terms (which terms may be inconsistent with the Subordinated Indenture).

        Each prospectus supplement or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the subordinated debt securities that the prospectus supplement or pricing supplement covers, as applicable.

Subordination

        The payment of the principal of, and premium, if any, and interest on, and any other amounts payable with respect to the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, whether such Subordinated Indebtedness is outstanding at the time such subordinated debt securities are issued or incurred thereafter. The Subordinated Indenture does not limit or prohibit us from incurring Senior Indebtedness. Holders of subordinated debt securities should also recognize that contractual provisions in the Subordinated Indenture may prohibit us from making payments on the subordinated debt securities under specified circumstances.

        "Senior Indebtedness" means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Federal bankruptcy law or any other applicable Federal or State law, but only to the extent allowed or permitted to the holder of our Indebtedness against our bankruptcy or other insolvency estate in such proceeding) and other amounts due on or in connection with any Indebtedness incurred, assumed or guaranteed by us, whether outstanding on the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Indebtedness; provided, however, that the following will not constitute Senior Indebtedness:

          (a)   any of our Indebtedness as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Indebtedness shall be subordinated to or pari passu with the subordinated debt securities;

          (b)   Indebtedness of us in respect of the subordinated debt securities;

          (c)   any of our Indebtedness constituting trade accounts payable arising in the ordinary course of business;

          (d)   any of our Indebtedness initially issued to a Capital Trust (as defined below) in connection with an issuance by such Capital Trust of preferred securities or other securities similar to preferred securities; and

          (e)   any of our Indebtedness owed to any of our subsidiaries.

        "Indebtedness," as applied to a person, means, as of the date on which Indebtedness is to be determined and without duplication (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; (iii) all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; and (iv) all Indebtedness of others for the payment of which such person is responsible or liable as obligor or guarantor.

        "Capital Trust" means certain specified Delaware business trusts formed by us, or any similar trust, or any partnership or other entity affiliated with us created for the purpose of issuing securities in connection with the issuance of subordinated debt securities under the Subordinated Indenture.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due (subject to any applicable grace period). This means that the Subordinated Trustee and the holders of subordinated debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

         Payment Over of Proceeds Upon Dissolution, Etc.    The Subordinated Indenture provides that, upon any distribution of our assets in the event of:

  •
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

  •
  our liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

  •
  any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities,

then and in such event:

          (a)   the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of any series are entitled to receive any payment on account of the principal, interest or any other amounts that may be payable in respect of the subordinated debt securities of such series; and

          (b)   any payment or distribution of our assets of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of subordinated debt securities or the Subordinated Indenture Trustee would be entitled but for the subordination provisions of the Subordinated Indenture, will be paid directly to the holders of Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

        In the event that, notwithstanding the provisions described in the preceding paragraph, the Subordinated Indenture Trustee or the holder of any subordinated debt security of any series receives any payment or distribution of our assets of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact has been made known to the Subordinated Indenture Trustee as provided in the Subordinated Indenture, or, as the case may be, such holder, then such payment or distribution will be paid over or delivered to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of our assets for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        By reason of such subordination, in the event of any distribution of our assets in connection with any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relating to us, or our liquidation, dissolution or winding up, or any assignment for the benefit of our creditors or other marshalling of our assets and liabilities:

  •
  holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of such distribution, to the extent made in respect of such subordinated debt securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

  •
  our creditors who are neither holders of subordinated debt securities nor holders of Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, such subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities.

        Our consolidation with, or our merger into, another person or our liquidation or dissolution following the conveyance or transfer of all or substantially all of our assets to another person upon the terms and conditions described below under "—Consolidation, Merger or Sale," will not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions of the Subordinated Indenture if the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer all or substantially all of our assets, as the case may be, will, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions described under "—Consolidation, Merger or Sale."

         Prior Payment to Senior Indebtedness upon Acceleration of Subordinated Debt Securities.    In the event that any subordinated debt securities of any series are declared due and payable before their stated maturity, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision will be made for such payment in cash, before the holders of the subordinated debt securities of such series are entitled to receive any payment from us on account of the principal, premium, interest or any other amounts that may be payable in respect of the subordinated debt securities of such series or on account of the purchase or other acquisition of subordinated debt securities of such series. In the event that we make any payment to the Subordinated Indenture Trustee or the holder of any subordinated debt securities of any series that is prohibited by the provisions described in the immediately preceding sentence, then such payment generally must be paid over and delivered to us by the person holding such payment for the benefit of the holders of Senior Indebtedness. The provisions described in this paragraph do not apply to any payment with respect to which the provisions described above under the caption "—Payment Over of Proceeds Upon Dissolution, Etc." would be applicable.

         Default in Senior Indebtedness.    In the event and during the continuation of any default by us in the payment of principal, premium, if any, interest or any other payment due on any of our Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that the maturity of any of our Senior Indebtedness has been accelerated because of a default, then, in any such case, no payment will be made by us with respect to the principal, premium, or interest or any other amounts that may be payable on the subordinated debt securities until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

         Other.    We are required to give prompt written notice to the Subordinated Indenture Trustee of any fact known to us which would prohibit the making of any payment in respect of the subordinated debt securities of any series.

        If this prospectus is being delivered in connection with the offering of subordinated debt securities, the accompanying prospectus supplement or pricing supplement or information incorporated by reference herein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Consolidation, Merger or Sale

        The Subordinated Indenture generally permits us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety, to any person, so long as, immediately after giving effect to such transaction, no event of default under the Subordinated Indenture or event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing. However, any successor or acquiror of such assets must assume all of our obligations under the Subordinated Indenture and the subordinated debt securities and be organized and existing under U.S. laws.

Events of Default Under the Subordinated Indenture

        The following are events of default under the Subordinated Indenture with respect to each series of subordinated debt securities issued:

  •
  failure to pay any installment of interest upon any subordinated debt security of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days; provided that a valid extension of an interest payment period by us in accordance with the terms of the subordinated debt security of such series will not constitute a default in the payment of interest for this purpose;

  •
  failure to pay the principal of any subordinated debt security of such series when due;

  •
  failure to perform or breach of any other covenant or warranty contained in the subordinated debt securities or the Subordinated Indenture (other than a covenant specifically benefiting only another series of subordinated debt securities), and the continuance of such failure for a period of 90 days after we receive notice from the Subordinated Indenture Trustee or holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization relating to us; and

  •
  any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of subordinated debt securities.

        If an event of default with respect to subordinated debt securities of any series occurs and is continuing, the Subordinated Indenture Trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series, by notice in writing to us (and to the Subordinated Indenture Trustee if notice is given by such holders), may declare the principal of (or if such subordinated debt securities are discount securities, the portion of the principal amount specified in the applicable prospectus supplement or pricing supplement, if any), and accrued interest, if any, due and payable immediately.

        The holders of a majority in principal amount of the outstanding subordinated debt securities of an affected series may waive any past default with respect to that series and its consequences, except defaults regarding:

  •
  payment of principal or interest; or

  •
  covenants that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected (as described under "—Modification of Subordinated Indenture; Waiver" below).

        Any waiver shall cure such default and the corresponding event of default.

        Subject to the terms of the Subordinated Indenture, the Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of the applicable series of subordinated debt securities, unless the holders have offered the Subordinated Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the subordinated debt securities of that series, provided that:

  •
  the direction given to the Subordinated Indenture Trustee is not in conflict with any law or the Subordinated Indenture;

  •
  the Subordinated Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

  •
  the Subordinated Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

        A holder of the subordinated debt securities of any series will have the right to institute a proceeding under the Subordinated Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the Subordinated Indenture Trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series have made written request to, and have offered reasonable indemnity to, the Subordinated Indenture Trustee to institute the proceedings as trustee; and

  •
  the Subordinated Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

        The Subordinated Indenture provides that no holder or group of holders of subordinated debt securities will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Subordinated Indenture except as provided in the Subordinated Indenture for the equal and ratable benefit of all holders.

        These limitations do not apply to a suit instituted by a holder of subordinated debt securities if we default in the payment of the principal of or interest on the subordinated debt securities.

        We will periodically file statements with the Subordinated Indenture Trustee regarding our compliance with the conditions and covenants in the Subordinated Indenture.

Modification of Subordinated Indenture; Waiver

        We and the Subordinated Indenture Trustee may amend or supplement the Subordinated Indenture without the consent of any holders to, among other things:

  •
  evidence our succession by another person and the assumption by such person of our covenants in the Subordinated Indenture and the corresponding series of securities;

  •
  add to our covenants, agreements and obligations for the benefit of the holders of all subordinated debt securities or any series thereof, or to surrender any right or power the Subordinated Indenture confers upon us;

  •
  evidence and provide for the acceptance of appointment under the Subordinated Indenture of a successor Subordinated Indenture Trustee with respect to the securities of one or more series;

  •
  cure any ambiguity or correct any inconsistency in the Subordinated Indenture or make other provisions with respect to matters or questions arising under the Subordinated Indenture;

  •
  add, change or eliminate any provisions of the Subordinated Indenture (which addition, change or elimination may apply to one or more series of subordinated debt securities), provided that the addition, change or elimination neither (a) applies to any security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of the securities with respect to those modified provisions;

  •
  secure the subordinated debt securities; or

  •
  change anything else that does not adversely affect the interests of any holder of subordinated debt securities.

        In addition, under the Subordinated Indenture, the rights of holders of a series of subordinated debt securities may be changed by us and the Subordinated Indenture Trustee with the written consent of the holders of at least a majority in principal amount of the outstanding subordinated debt securities of each series that is affected. However, no amendment or supplement may be made without the consent of the holder of each outstanding subordinated debt securities affected if such amendment or waiver would, among other things:

  •
  change the stated maturity of principal of, or any installment of principal or interest on, such subordinated debt securities;

  •
  reduce the principal amount of a discount security payable upon declaration of acceleration;

  •
  reduce the principal amount of, or the rate of interest on, or reduce any premium payable on, any of the subordinated debt securities;

  •
  change the place or currency of payment of principal or interest, if any, on any of the subordinated debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any of the subordinated debt securities;

  •
  change the terms of the subordination of the subordinated debt securities in a manner adverse to the holders of any series of outstanding subordinated debt securities; and

  •
  modify any of the foregoing requirements or reduce the percentage of subordinated debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

Form, Exchange and Transfer

        The subordinated debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or pricing supplement, if any, subordinated debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent we designate for that purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the subordinated debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the Subordinated Indenture Trustee as registrar. Any transfer agent (in addition to the registrar) initially designated by us for any subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

        If the subordinated debt securities of any series are to be redeemed, we will not be required to:

  •
  issue, register the transfer of, or exchange any subordinated debt securities of, that series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities for redemption and ending, in the case of registered securities, at the close of business on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of the notice, or if the subordinated debt securities of that series are also issuable as registered securities and there is no publication, at the close of business on the day of mailing of the notice;

  •
  in the case of registered securities, register the transfer of or exchange any subordinated debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

  •
  in the case of bearer securities, exchange any subordinated debt securities so selected for redemption, except to exchange a bearer security for a registered security that is immediately surrendered for redemption.

Global Securities

        The subordinated debt securities of each series may be issued in whole or in part in global form. A subordinated debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global subordinated debt security may not be transferred, except as a whole among the depositary for that subordinated debt security and/or its nominees and/or successors. If any subordinated debt securities of a series are issuable as global securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global security may exchange their interests for definitive subordinated debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global subordinated debt security and the specific terms of the depositary arrangement with respect to that global subordinated debt security.

Discharge

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, we may terminate at any time our obligations under the Subordinated Indenture with respect to any series of subordinated debt securities (other than certain limited obligations, such as the obligation to transfer and exchange subordinated debt securities of that series) by (1)(a) delivering all of the outstanding securities of that series to the Subordinated Indenture Trustee to be cancelled or (b) depositing with the Subordinated Indenture Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient without reinvestment to pay all remaining principal and interest on the series of subordinated debt securities and (2) complying with selected other provisions of the Subordinated Indenture.

        If we elect to discharge our obligations by depositing United States obligations as described above, that election under present law is likely to be treated for United States federal income tax purposes as a redemption of the subordinated debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder that acquired the subordinated debt securities on original issuance would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder's tax basis in the subordinated debt securities deemed surrendered. After the discharge, each such holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged subordinated debt security would not receive cash (except for current payments of interest on that subordinated debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that subordinated debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the subordinated debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Information Concerning the Subordinated Indenture Trustee

        The Subordinated Indenture Trustee, other than during the occurrence and continuance of an event of default under the Subordinated Indenture, undertakes to perform only those duties as are specifically set forth in the Subordinated Indenture and, upon an event of default under the Subordinated Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Subordinated Indenture Trustee is under no obligation to exercise any of the rights or powers given it by the Subordinated Indenture at the request or direction of any holder of subordinated debt securities unless the Subordinated Indenture Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Subordinated Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

        The Bank of New York Mellon is a participating lender under our revolving credit agreement and provides commercial banking services to us and our affiliates. The Bank of New York Mellon Trust Company, N.A. is the Subordinated Indenture Trustee and will also act as the Senior Indenture Trustee. However, if The Bank of New York Mellon Trust Company, N.A. acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

Payment and Payment Agents

        The person in whose name a subordinated debt security is registered will be treated as the owner of such security for the purpose of receiving payment of principal and, unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest on such security and for all other purposes.

        Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of interest on any subordinated debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name those subordinated debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, principal and interest on the subordinated debt securities of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest (other than interest on bearer securities) may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto. Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

        We will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office of the Subordinated Indenture Trustee in The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities (other than bearer securities). Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, payment of principal and interest, if any, on bearer securities will be made subject to any applicable laws and regulations, at the office of a paying agent outside the United States as we may designate.

        All moneys that we pay to a paying agent or the Subordinated Indenture Trustee for the payment of the principal or interest, if any, on any subordinated debt securities which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Governing Law

        The Subordinated Indenture and subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

 DESCRIPTION OF PREFERRED STOCK

General

        The following summary describes the material provisions of our preferred stock. The summary in this prospectus is not complete. We urge you to read our Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), and our Bylaws, as amended ("Bylaws"), which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

        Our Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, and to fix the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. We may amend our Certificate of Incorporation from time to time to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of our outstanding stock entitled to vote, with all such holders voting as a single class.

        The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

  •
  the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

  •
  the purchase price of the preferred stock;

  •
  the voting powers, if any, and whether such voting powers are full or limited, in any such series;

  •
  the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

  •
  whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate of such series, and the dates and preferences of dividends on such series;

  •
  the rights of such series upon the voluntary or involuntary dissolution, liquidation or winding up, of, or upon any distribution of, our assets;

  •
  the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of ours or any other corporation, and the price or prices or the rates of exchange applicable thereto;

  •
  the right, if any, to subscribe for or to purchase any securities of ours or any other corporation;

  •
  the provisions, if any, of any sinking fund applicable to such series; and

  •
  any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that the prospectus supplement covers.

        If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable.

Dividend Rights

        The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by our Board of Directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.

Rights Upon Liquidation

        The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to the relative rankings of each series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets.

Conversion, Redemption or Exchange

        The shares of a series of preferred stock will be convertible or exchangeable at the option of the holder of the preferred stock, redeemable at our option or at the option of the holder, as applicable, convertible or exchangeable at our option, into another security, in each case, to the extent set forth in the applicable prospectus supplement.

Voting Rights

        Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Other

        Our Certificate of Incorporation and our Bylaws and Delaware law contain certain provisions that may have the effect of delaying, deferring or preventing a takeover attempt that a holder of our preferred stock or depositary shares might consider in its best interest, including those attempts that may result in a premium over the market price of those shares. See "Description of Common Stock—Anti-Takeover Effect of our Certificate of Incorporation and Bylaws and of Delaware Law."

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may elect to offer fractional shares of preferred stock of a series, rather than full shares of preferred stock. We will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. The fraction of a share of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. We will distribute depositary receipts to those persons purchasing the fractional shares of preferred stock of a series underlying the depositary shares in accordance with the terms of the offering. We will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus is a part. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete and is subject to and qualified in its entirety by reference to the forms of the deposit agreement and depositary receipts that we will file with the SEC in connection with the offering of the specific depositary shares.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts, which we will prepare without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the depositary shares that the prospectus supplement covers.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the applicable series of preferred stock to the record holders of depositary shares relating to the preferred stock of that series in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that the distribution cannot be made proportionately or it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders or adopt another method of distribution as it deems equitable.

Withdrawal of Underlying Preferred Stock

        Upon surrender of the depositary receipts at the depositary's corporate trust office, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property those depositary shares represent. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preferred stock, but holders of those whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts that the holder delivers to the depositary evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing that excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Redemption or Exchange

        If a series of preferred stock represented by depositary shares is subject to provisions relating to conversion, redemption or exchange as set forth in the applicable prospectus supplement, each holder of the related depositary shares will have the right or obligation to convert, redeem or exchange depositary shares in accordance with its terms.

Redemption of Depositary Shares

        If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by us. The rights of holders of depositary shares after the date fixed for redemption will be described in the applicable prospectus supplement.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with the instructions. We will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock. Notwithstanding the foregoing, except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        Whenever so directed by us, the depositary will terminate the deposit agreement by mailing notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign, and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with those dividends and distributions and the net proceeds of any sales of rights, preferences, privileges and other property, without liability for interest thereon, in exchange for depositary receipts surrendered.

Charges of Depositary

        We will pay charges of the depositary in connection with the initial deposit of the preferred stock, any redemption of the preferred stock and other administrative matters. Holders of depositary receipts will pay transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        The depositary will forward to holders of depositary receipts all reports and communications from us delivered to the depositary required to be furnished to the holders of the preferred stock.

        Neither we nor the depositary will be liable if we or it is prevented or delayed by law or any circumstance beyond our or its control in performing our or its respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our and its respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

 DESCRIPTION OF COMMON STOCK

General

        The following summary describes the material provisions of our common stock. The summary in this prospectus is not complete. We urge you to read our Certificate of Incorporation and our Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

        Our Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 1,100,000,000 shares of common stock, par value $0.20 per share. We may amend our Certificate of Incorporation from time to time to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of our outstanding stock entitled to vote, with all such holders voting as a single class. The common stock will, when issued, be fully paid and nonassessable.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the common stock that the prospectus supplement covers.

Dividend Rights

        Subject to the dividend rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock will be entitled to receive dividends when, as and if declared by our Board of Directors. We will pay those dividends either in cash, shares of common stock, or otherwise, at the rate and on the date or dates as declared by our Board of Directors. Accruals of dividends will not bear interest.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of preferred stock before we pay distributions to the holders of common stock. Because we are a holding company, holders of common stock may not receive assets of our subsidiaries in the event of our liquidation until the claims of creditors of such subsidiaries are paid, except to the extent that we are a creditor of, and may have recognized claims against, such subsidiaries.

Voting Rights

        Each holder of common stock entitled to vote will have one vote for each one share of common stock held on all matters to be voted upon by our stockholders, including elections of directors.

Conversion, Redemption and Preemptive Rights

        Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and of Delaware Law

        Our Certificate of Incorporation and our Bylaws and Delaware law contain certain provisions that may have the effect of delaying, deferring or preventing a takeover attempt that a stockholder might consider in its best interest, including those attempts that result in a premium over the market price for the shares held by stockholders. Following is a description of certain of the anti-takeover effects of such provisions.

         Limitations on Liability and Indemnification of Directors and Officers.    Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of such corporation, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director; provided that a director will be liable to the extent provided by applicable law for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, pursuant to Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit. We have entered into indemnification agreements with each director and certain officers providing for indemnification. Additionally, Article VIII of our Bylaws provides that we will indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, we have insurance policies that provide liability coverage to certain officers while acting in such capacities.

        The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws and these indemnification agreements and insurance policies may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, investments in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

         Special Meetings of Stockholders.    Our Certificate of Incorporation and Bylaws currently provide that special meetings of our stockholders may be called only by our Board of Directors or the Chairman of our Board of Directors. This provision makes it more difficult for stockholders to take action opposed by our Board of Directors.

         Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must provide timely notice to us thereof in writing within the time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

         No Stockholder Action by Written Consent.    Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders. This provision limits the ability of any stockholder to take action immediately and without prior notice to our Board of Directors.

         Limitations on Stockholders' Ability to Change the Number of Directors.    The number of directors to serve on our Board of Directors is fixed by our Bylaws, and, pursuant to our Bylaws, can only be changed by resolution of our Board of Directors. In addition, our Certificate of Incorporation provides that any vacancy on our Board of Directors (including any vacancy resulting from an increase in the number of directors) may be filled by a majority of our Board of Directors then in office. These provisions limit the ability of a stockholder to appoint new directors to our Board of Directors, and may have the effect of discouraging an attempt to obtain control of us by means of a proxy contest or otherwise.

         Authorized but Unissued Capital Stock.    Our Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock, and to determine, with respect to any such series of preferred stock, the number of shares to be included in any series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series of preferred stock. The DGCL does not require stockholder approval for any issuance of previously authorized shares of our capital stock. However, the listing requirements of the New York Stock Exchange, which will apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances of common stock or securities convertible into or exercisable for common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. In addition, provisions which could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption or conversion rights, could be included in a series of preferred stock.

         No Cumulative Voting.    The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting. A cumulative voting provision could make it easier for minority stockholders to elect one or more directors to our Board of Directors.

         General Corporation Law of the State of Delaware.    We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

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  prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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  at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        A "business combination" includes certain mergers, asset or stock sales and other transactions involving the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns (or within the previous three years did own) 15% or more of our voting stock.

        Section 203 could prohibit or delay a merger or other takeover attempt and, accordingly, may discourage attempts to acquire us.

Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "OXY."

Transfer Agent and Registrar

        BNY Mellon Shareowner Services acts as transfer agent and registrar for our common stock.

 DESCRIPTION OF WARRANTS

General

        We may issue warrants for the purchase of debt securities (debt warrants) or preferred stock, depositary shares or common stock (stock warrants).

        The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement for each warrant, including the forms of warrant certificates, are filed as exhibits to the registration statement of which this prospectus is a part.

        The following description sets forth certain general terms and provisions of the warrants. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the warrants covered by that prospectus supplement. The following summary of certain provisions of the debt warrants, stock warrants, warrant agreements and warrant certificates is not complete and is subject to all of the provisions of the warrant agreements and warrant certificates.

Debt Warrants

        The particular terms of any individual debt warrants that we offer under this prospectus will be described in the applicable prospectus supplement relating to those debt warrants. Those terms may include all or any of the following:

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  the title and the aggregate number of the debt warrants;

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  the offering price for the debt warrants, if any;

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  the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

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  the designation and terms of any related securities with which the debt warrants are issued and the number of debt warrants issued with each of those securities;

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  the date, if any, on and after which the debt warrants and any related securities will be separately transferable;

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  the principal amount of securities purchasable upon exercise of each debt warrant and the price at which such principal amount of securities may be purchased upon such exercise;

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  the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

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  whether the debt warrants represented by debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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  information with respect to any book-entry procedures;

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  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

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  redemption or call provisions of the debt warrants, if any; and

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  any additional rights, preferences, privileges, limitations and restrictions.

        If the terms of any issuance of debt warrants differ from the terms set forth in this prospectus, then those differing terms will also be disclosed in the prospectus supplement applicable to that issuance.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon exercise of the debt warrants. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void and non-exercisable.

        Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, then a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

        The particular terms of any individual stock warrants that we offer under this prospectus will be described in the applicable prospectus supplement relating to those stock warrants. Those terms may include all or any of the following:

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  the title and the aggregate number of stock warrants;

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  the offering price for the stock warrants, if any;

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  the type and number of shares of preferred stock, depositary shares or common stock purchasable upon exercise of the stock warrants and the procedures and conditions relating to the exercise of the stock warrants;

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  the designation and terms of any related securities with which the stock warrants are issued, and the number of stock warrants issued with each of those securities;

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  the date, if any, on and after which the stock warrants and related stock will be separately transferable;

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  the offering price of the stock warrants, if any;

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  the initial price at which the shares of stock may be purchased upon exercise of stock warrants and any provision with respect to adjustments of the purchase price;

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  the date on which the right to exercise the stock warrants will commence and the date on which such right will expire;

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  if applicable, the minimum or maximum amount of the stock warrants that may be exercised at any one time;

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  redemption or call provisions of the stock warrants, if any;

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  anti-dilution provisions of the stock warrants, if any; and

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  any additional rights, preferences, privileges, limitations and restrictions.

        If the terms of any issuance of stock warrants differ from the terms set forth in this prospectus, then those differing terms will also be disclosed in the prospectus supplement applicable to that issuance.

        Stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants will be exerciseable at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of stock purchasable upon such exercise, and will not be entitled to any dividend payments on such stock purchasable upon such exercise.

        Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock, depositary shares or common stock, as the case may be, at the exercise price set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants. Unless otherwise specified in the applicable prospectus supplement, stock warrants will be exercisable at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void and non-exercisable.

        Stock warrants will be exercisable as set forth in the applicable prospectus supplement. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, then a new stock warrant certificate will be issued for the remaining amount of stock warrants.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units, consisting of a stock purchase contract and either (x) senior or subordinated debt securities or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder's obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The particular terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities will be described in the applicable prospectus supplement. Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the stock purchase contracts or stock purchase units that the prospectus supplement covers.

Governing Law

        Each stock purchase contract will be governed by, and construed in accordance with, the laws of the State of New York.

 PLAN OF DISTRIBUTION

        We may sell debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts or stock purchase units being offered hereby in one or more of the following ways from time to time:

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  to underwriters or dealers for resale to the public or to institutional investors;

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  directly to institutional investors;

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  directly to agents;

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  directly to a limited number of purchasers or to a single purchaser;

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  through agents to the public or to institutional investors;

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  if indicated in the prospectus supplement, pursuant to delayed delivery contracts or by remarketing firms; or

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  through a combination of any of the previous methods of sale.

        The prospectus supplements and pricing supplements, if any, will set forth the terms of the offering of each series of securities, including the name or names of any underwriter, dealers or agents, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including privately negotiated transactions, at a fixed public offering price or prices, which may be changed, in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, at prices related to prevailing market prices or at negotiated prices or varying prices determined at the time of sale.

        Unless otherwise set forth in a prospectus supplement or a pricing supplement, if any, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

        In connection with underwritten offerings of the offered securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

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  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the New York Stock Exchange (in the case of securities listed on that exchange), in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities and accordingly may elect not to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time without notice.

        If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Securities may also be offered and sold, if so indicated in the prospectus supplement or a pricing supplement, if any, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement or a pricing supplement, if any.

        Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, and to reimbursement by us for certain expenses. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market, other than the common stock which is listed on the New York Stock Exchange. The securities other than the common stock may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Linda S. Peterson, our Associate General Counsel, will provide opinions regarding the authorization and validity of the securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements and financial statement schedule of Occidental Petroleum Corporation and its subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 consolidated financial statements refers to changes in accounting for uncertain tax positions, defined benefit pension and other postretirement plans and share-based payments.

        Ryder Scott Company, L.P., independent petroleum engineering consultants, reviewed Occidental's oil and gas estimation process, which review information is included in Occidental's Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus. Ryder Scott's review information is incorporated by reference herein in reliance upon the authority of said firm in such matters.

OCCIDENTAL PETROLEUM CORPORATION

Medium-Term Senior Notes, Series D
Medium-Term Subordinated Notes, Series A
due Nine Months or More from Date of Issue

Prospectus Supplement

Banc of America Securities LLC
Barclays Capital
Citi
Credit Suisse
JPMorgan

August 8, 2008